Exhibit 4.29

SECURITY AGREEMENT

among

CLEAN HARBORS, INC.,

VARIOUS SUBSIDIARIES

OF CLEAN HARBORS, INC.,

U.S. BANK NATIONAL ASSOCIATION,

as trustee for the Second Lien Note Creditors

and

CREDIT SUISSE FIRST BOSTON,

as Collateral Agent and LC Facility Administrative Agent

Dated as of June 30, 2004

TABLE OF CONTENTS

		Page
ARTICLE I

SECURITY INTERESTS

1.1	Grant of Security Interests	2
1.2	Power of Attorney	4
ARTICLE II

GENERAL REPRESENTATIONS, WARRANTIES AND
COVENANTS

2.1	Necessary Filings	5
2.2	No Liens	5
2.3	Other Financing Statements	5
2.4	Chief Executive Office; Records	5
2.5	Location of Inventory and Equipment	6
2.6	Legal Names; Type of Organization (and Whether a Registered Organization and/or a Transmitting Utility); Jurisdiction of Organization; Location; Organizational Identification Numbers; Changes Thereto; etc.	6
2.7	Trade Names, etc.	7
2.8	Certain Significant Transactions	7
2.9	Non-UCC Property	7
2.10	As-Extracted Collateral; Timber-to-Be-Cut	7
2.11	Collateral in the Possession of a Bailee	7
2.12	Recourse	8
ARTICLE III

SPECIAL PROVISIONS CONCERNING INSTRUMENTS,
CONTRACTS, SECURITIES COLLATERAL AND ROLLING STOCK

3.1	Instruments	8
3.2	Assignors Remain Liable Under Contracts	8
3.3	Deposit Accounts, Securities Accounts, etc.	8
3.4	Letter-of-Credit Rights	10
3.5	Commercial Tort Claims	10
3.6	Chattel Paper	10
3.7	Rolling Stock	11
3.8	Securities Collateral	11
3.9	Further Actions	12

-i-

ARTICLE IV
SPECIAL PROVISIONS CONCERNING TRADEMARKS

4.1	Additional Representations and Warranties	13
4.2	Licenses and Assignments	13
4.3	Infringements	13
4.4	Preservation of Marks and Domain Names	13
4.5	Maintenance of Registration	14
4.6	Future Registered Marks and Domain Names	14
4.7	Remedies	14

ARTICLE V

SPECIAL PROVISIONS CONCERNING PATENTS,
COPYRIGHTS AND TRADE SECRETS
5.1	Additional Representations and Warranties	15
5.2	Licenses and Assignments	15
5.3	Infringements	15
5.4	Maintenance of Patents and Copyrights	16
5.5	Prosecution of Patent or Copyright Applications	16
5.6	Other Patents and Copyrights	16
5.7	Remedies	16
ARTICLE VI

PROVISIONS CONCERNING ALL COLLATERAL

6.1	Protection of Collateral Agent’s Security	17
6.2	Warehouse Receipts Non-Negotiable	17
6.3	Further Actions	17
6.4	Financing Statements	18
6.5	Additional Information	18
ARTICLE VII

REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT

7.1	Remedies; Obtaining the Collateral upon Default	18
7.2	Remedies; Disposition of the Collateral	20
7.3	Certain Sales of Pledged Collateral	20
7.4	Waiver of Claims	22
7.5	Application of Proceeds	23
7.6	Remedies Cumulative	25
7.7	Discontinuance of Proceedings	25

-ii-

ARTICLE VIII

INDEMNITY
8.1	Indemnity	26
8.2	Indemnity Obligations Secured by Collateral; Survival	27

ARTICLE IX

DEFINITIONS

ARTICLE X

MISCELLANEOUS
10.1	Notices	38
10.2	Waiver; Amendment; Notice of Acceleration	39
10.3	Obligations Absolute	40
10.4	Successors and Assigns	40
10.5	Headings Descriptive	41
10.6	GOVERNING LAW	41
10.7	Assignor’s Duties	41
10.8	Termination; Release	41
10.9	Counterparts	43
10.10	The Collateral Agent; Secured Creditor Acknowledgments	43
10.11	Severability	43
10.12	Limited Obligations	43
10.13	Additional Assignors	44
10.14	No Third Party Beneficiaries	44

ANNEX A	Form of Grant of Security Interest in Certain Copyrights
ANNEX B	Form of Grant of Security Interest in Certain Patents
ANNEX C	Form of Grant of Security Interest in Certain Trademarks
ANNEX D	The Collateral Agent and Secured Creditor Acknowledgments
Exhibit A-1	Perfection Certificate
Exhibit A-2	Perfection Certificate Supplement

-iii-

SECURITY AGREEMENT

SECURITY AGREEMENT, dated as of June 30, 2004 (as the same may be amended, restated, modified and/or supplemented from time to time in accordance with the terms hereof, this “Agreement”), among each of the undersigned assignors (each, an “Assignor” and, together with each other entity which becomes a party hereto pursuant to Section 10.13, collectively, the “Assignors”) in favor of Credit Suisse First Boston, acting through its Cayman Islands Branch, as collateral agent (together with any successor collateral agent, the “Collateral Agent”) and as administrative agent under the LC Facility (as defined below) (the “LC Facility Administrative Agent”), for the benefit of the Secured Creditors (as defined below), and acknowledged and agreed to by U.S. Bank National Association, solely in its capacity as trustee under the Senior Second Lien Notes Indenture (as defined below) and not individually (together with any successor trustee, the “Senior Second Lien Notes Indenture Trustee”) for the Senior Second Lien Noteholders (as defined below). Except as otherwise defined in Article IX hereof, capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

W I T N E S S E T H :

WHEREAS, Clean Harbors, Inc. (“Parent”), the other Assignors, the LC Facility Administrative Agent, Fleet Capital Corporation, as administrative agent under and sole arranger for the Revolving Facility, Goldman Sachs Credit Partners L.P., as syndication agent under the LC Facility, Credit Suisse First Boston, acting through it Cayman Islands branch, as Documentation Agent under the LC Facility and Credit Suisse First Boston and Goldman Sachs Credit Partners L.P., as joint lead arrangers and joint lead bookrunners under the LC Facility, have entered into a Loan and Security Agreement, dated as of June 30, 2004 (the “Credit Agreement” as the same may from time to time be amended, modified, extended, renewed, replaced, restated, supplemented and/or refinanced from time to time, and includes any agreement extending the maturity of, or refinancing or restructuring (including, but not limited to, the inclusion of additional borrowers or guarantors thereunder or any increase in the amount borrowed thereunder), of all or any portion of the First Lien Obligations under such agreement or any successor agreement, whether or not with the same agent, trustee, representative, banks or holders), including a subfacility, providing for the issuance of, and participation in, LC Facility Letters of Credit for the account of the Borrower, all as contemplated therein (as used herein, the term “LC Facility” means the subfacility under the Credit Agreement providing for the issuance of, and participation in, LC Facility Letters of Credit as described in the Credit Agreement);

WHEREAS, Parent, as issuer, and the other Assignors, as guarantors (the “Subsidiary Guarantors”), have entered into an Indenture, dated as of June 30, 2004 (as the same may be amended, restated, modified and/or supplemented from time to time in accordance with the terms thereof and the Credit Agreement, the “Senior Second Lien Notes Indenture”) with the Senior Second Lien Notes Indenture Trustee, providing for the issuance by the Borrower of its 11-1/4% Senior Second Lien Notes due 2012 in the aggregate principal amount of $150.0 million (the “Senior Second Lien Notes”; and the holders from time to time of the Senior Second Lien Notes are referred to herein as the “Senior Second Lien Noteholders”);

WHEREAS, as provided in the Senior Second Lien Notes Indenture, the Subsidiary Guarantors have jointly and severally guaranteed the payment and performance when due of all obligations and liabilities of Parent under or with respect to the Senior Second Lien Notes and the Senior Second Lien Notes Indenture;

WHEREAS, it is a condition precedent to the issuance of, and participation in, LC Facility Letters of Credit under the Credit Agreement that each Assignor shall have executed and delivered to the Collateral Agent this Agreement;

WHEREAS, it is a condition precedent to the issuance of the Senior Second Lien Notes by the Parent under the Senior Second Lien Notes Indenture that each Assignor shall have executed and delivered to the Collateral Agent this Agreement; and

WHEREAS, each Assignor desires to execute this Agreement to satisfy the conditions precedent described in the two preceding recitals;

WHEREAS, each Assignor hereby authorizes and directs the Senior Second Lien Notes Indenture Trustee to enter into this Agreement;

NOW, THEREFORE, in consideration of the foregoing and the other benefits accruing to each Assignor, the receipt and sufficiency of which are hereby acknowledged, (i) each Assignor hereby makes the following representations and warranties to the Collateral Agent for the benefit of the Secured Creditors, and (ii) each Assignor hereby covenants and agrees with the Collateral Agent for the benefit of the Secured Creditors as follows:

ARTICLE I

SECURITY INTERESTS

1.1 Grant of Security Interests. (a) As security for the prompt and complete payment and performance when due of all of its Obligations, each Assignor does hereby (A) subject to clause (e) of this Section 1.1, assign and transfer unto the Collateral Agent for the benefit of the Bank Creditors, and does hereby pledge and grant to the Collateral Agent for the benefit of the Bank Creditors, a continuing security interest in, all of the right, title and interest of such Assignor in, to and under all of the following personal property and fixtures (and all rights therein) of such Assignor, or in which or to which such Assignor has any rights, in each case, whether now existing or hereafter from time to time acquired, and (B) subject to clauses (d) and (e) of this Section 1.1, separately assign and transfer unto the Collateral Agent for the benefit of the Senior Second Lien Notes Creditors, and does hereby separately pledge and grant to the Collateral Agent for the benefit of the Senior Second Lien Notes Creditors, a separate continuing security interest in all of the right, title and interest of such Assignor in, to and under all personal property and fixtures (and all rights therein) of such Assignor, or in which or to which such Assignor has any rights, in each case, whether now existing or hereafter from time to time acquired, including without limitation, the following:

(i) the Securities Collateral;

(ii) all Contracts, together with all Contract Rights arising thereunder;

(iii) all Inventory;

(iv) the Cash Collateral Account and any other cash collateral account established for such Assignor for the benefit of the Secured Creditors and all moneys, securities and Instruments deposited or required to be deposited in such Cash Collateral Account;

(v) all Equipment;

(vi) all Marks, together with the registrations and right to all renewals thereof, and the goodwill of the business of such Assignor symbolized by the Marks;

(vii) all Patents and Copyrights and all reissues, renewals and extensions thereof;

(viii) all computer programs of such Assignor and all intellectual property rights therein and all other proprietary information of such Assignor, including, but not limited to, Trade Secrets and Trade Secret Rights;

(ix) all rights under insurance policies;

(x) all other Goods, General Intangibles, Chattel Paper (including, without limitation, all Tangible Chattel Paper and all Electronic Chattel Paper), Documents and Instruments of such Assignor;

(xi) all Permits;

(xii) all cash;

(xiii) all Commercial Tort Claims;

(xiv) all Deposit Accounts maintained by such Assignor with any Person, together with all monies, securities, Instruments and other investments deposited or required to be deposited in any of the foregoing;

(xv) all Investment Property;

(xvi) all Letter-of-Credit Rights (whether or not the respective letter of credit is evidenced by a writing);

(xvii) all Software and all Software licensing rights, all writings, plans, specifications and schematics, all engineering drawings, customer lists, goodwill and licenses, and all recorded data of any kind or nature, regardless of the medium of recording;

(xviii) all Supporting Obligations;

(xix) all Proceeds and products of any and all of the foregoing (all of the above, including this clause (xix), collectively, the “Collateral”).

(b) Notwithstanding anything to the contrary contained in this Section 1.1 or elsewhere in this Agreement, each Assignor, the Collateral Agent, the LC Facility Administrative Agent (on behalf of the Bank Creditors) and the Senior Second Lien Notes Indenture Trustee (on behalf of the Senior Second Lien Notes Creditors) acknowledge and agree that (w) the security interest granted pursuant to this Agreement (including pursuant to this Section 1.1) to the Collateral Agent (i) for the benefit of the Bank Creditors, shall be a “first” priority senior security interest in the Collateral and (ii) for the benefit of the Senior Second Lien Notes Creditors, shall be a “second” priority security interest in the Collateral fully junior, subordinated and subject to the security interest granted to the Collateral Agent for the benefit of the Bank Creditors on the terms and conditions set forth in this Agreement, in the other Security Documents and in the Senior Second Lien Notes Documents and all other rights and benefits afforded hereunder to the Senior Second Lien Notes Creditors are expressly subject to the terms and conditions of this Agreement, the other Security Documents and the Senior Second Lien Notes Documents, (x) the Senior Second Lien Notes Creditors’ security interests in the Collateral constitute security interests separate and apart (and of a different class and claim) from the Bank Creditors’ security interests in the Collateral, (y) the grants of security interest hereunder constitute two separate and distinct grants of security, one in favor of the Collateral Agent for the benefit of the Bank Creditors, the second in favor of the Collateral Agent for the benefit of the Senior Second Lien Notes Creditors, and (z) in the event of any conflict between the provisions of this Agreement or any other Security Document and the provisions of the Senior Second Lien Notes Documents, the terms of this Agreement and the other Security Documents shall prevail.

(c) The security interest of the Collateral Agent under this Agreement extends to all Collateral of the kind which is the subject of this Agreement which any Assignor may acquire at any time during the continuation of this Agreement.

(d) Notwithstanding anything to the contrary contained in this Agreement, the Senior Second Lien Notes Creditors shall not have a security interest in, and the grant of security interests pursuant to this Section 1.1 for the benefit of the Senior Second Lien Notes Creditors shall not extend to, any Second Lien Excluded Collateral.

(e) Notwithstanding anything to the contrary contained in this Agreement, the Excluded Collateral shall not constitute Collateral as defined herein.

1.2 Power of Attorney. Each Assignor hereby constitutes and appoints the Collateral Agent its true and lawful attorney, irrevocably, with full power after the occurrence of and during the continuance of an Event of Default (in the name of such Assignor or otherwise) to act, require, demand, receive, compound and give acquittance for any and all monies and claims for monies due or to become due to such Assignor under or arising out of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Collateral Agent may deem to be necessary or advisable to accomplish the purposes of this Agreement, which appointment as attorney is coupled with an interest.

ARTICLE II

GENERAL REPRESENTATIONS, WARRANTIES AND

COVENANTS

Each Assignor represents, warrants and covenants to the Collateral Agent for the benefit of the Secured Creditors, which representations, warranties and covenants shall survive execution and delivery of this Agreement, as follows:

2.1 Necessary Filings. All filings, registrations and recordings necessary or appropriate to create, preserve, protect and perfect the security interest granted by such Assignor to the Collateral Agent for the benefit of the Secured Creditors hereby in respect of the Collateral have been accomplished on the date hereof or shall be accomplished within 10 days of the date hereof (or, in the case of property acquired after the date hereof, within 10 days after the acquisition thereof), and the security interest granted to the Collateral Agent pursuant to this Agreement in and to all the Collateral constitutes or will constitute, upon satisfaction of such filings, registrations and recordings, a perfected security interest therein superior and prior to the rights of all other Persons therein (other than any such rights pursuant to Permitted Liens) and subject to no other Liens (other than Permitted Liens) and is entitled to all the rights, priorities and benefits afforded by the Uniform Commercial Code or other relevant law as enacted in any relevant jurisdiction to perfected security interests, in each case to the extent that the Collateral consists of the type of property in which a security interest may be perfected by possession or control (within the meaning of the Uniform Commercial Code as in effect on the date hereof in the State of New York), by filing a financing statement under the Uniform Commercial Code as enacted in any relevant jurisdiction or by filing of a Grant of Security Interest in the respective form attached hereto in the United States Patent and Trademark Office or in the United States Copyright Office.

2.2 No Liens. Such Assignor is, and as to all Collateral acquired by it from time to time after the date hereof such Assignor will be, the owner of all Collateral free from any Lien, security interest, encumbrance or other right, title or interest of any other Person (other than Permitted Liens), and such Assignor shall defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein (other than in connection with Permitted Liens) adverse to the Collateral Agent.

2.3 Other Financing Statements. As of the date hereof, there is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) evidencing a valid security interest against any Assignor covering or purporting to cover any interest of any kind in the Collateral (other than as may be filed in connection with Permitted Liens), and at all times prior to the Termination Date, such Assignor will not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Collateral, except financing statements filed or to be filed in respect of and covering the security interests granted hereby by such Assignor or in connection with Permitted Liens.

2.4 Chief Executive Office; Records. As of the date hereof, the chief executive office of such Assignor is located at the address or addresses indicated on Schedule 2(a) to the Perfection Certificate. The originals of all documents evidencing all Contract Rights and Trade Secret Rights of such Assignor and the only original books of account and records of such Assignor relating thereto are, and will continue to be, kept at such chief executive office, such other locations indicated on Schedule 2 to the Perfection Certificate or at such new locations as such Assignor may establish.

2.5 Location of Inventory and Equipment. All Inventory and Equipment held on the date hereof by each Assignor is located at one of the locations shown on Schedule 2 to the Perfection Certificate or in transit to any such location.

2.6 Legal Names; Type of Organization (and Whether a Registered Organization and/or a Transmitting Utility); Jurisdiction of Organization; Location; Organizational Identification Numbers; Changes Thereto; etc. The exact legal name of each Assignor, the type of organization of such Assignor, whether or not such Assignor is a Registered Organization, the jurisdiction of organization of such Assignor, such Assignor’s Location and the organizational identification number (if any) of such Assignor are listed on Schedule 1(a) to the Perfection Certificate. Such Assignor shall not change its legal name, its type of organization, its status as a Registered Organization (in the case of a Registered Organization), its jurisdiction of organization, its Location, or its organizational identification number (if any) from that set forth on Schedule 1(a) to the Perfection Certificate for such Assignor, except that any such changes shall be permitted (so long as not in violation of the applicable requirements of the Secured Debt Agreements and so long as same do not involve (x) a Registered Organization ceasing to constitute same or (y) such Assignor changing its jurisdiction of organization or Location from the United States or a State thereof (including Washington D.C.) to a jurisdiction of organization or Location, as the case may be, outside the United States or a State thereof) if (i) it shall have given to the Collateral Agent not less than 15 days’ prior written notice (or such shorter notice as may be consented to by the Collateral Agent) of each change to the information listed on Schedule 1(a) to the Perfection Certificate (as adjusted for any subsequent changes thereto previously made in accordance with this sentence), together with a supplement to Schedule 1(a) to the Perfection Certificate which shall correct all information contained therein for such Assignor, (ii) in connection with such respective change or changes, it shall have taken all action satisfactory to the Collateral Agent to maintain the security interests of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect, (iii) at the reasonable request of the Collateral Agent, it shall have furnished an opinion of counsel reasonably acceptable to the Collateral Agent to the effect that all financing or continuation statements and amendments or supplements thereto have been filed in the appropriate filing office or offices, and (iv) the Collateral Agent shall have received evidence that all other actions (including, without limitation, the payment of all filing fees and taxes, if any, payable in connection with such filings) have been taken in order to perfect (and maintain the perfection and priority of) the security interest granted hereby. In addition, to the extent that such Assignor does not have an organizational identification number on the date hereof (or, if later, on the date that it becomes an Assignor hereunder) and later obtains one, such Assignor shall promptly after becoming aware such number has been issued notify the Collateral Agent of such organizational identification number and shall take all actions reasonably satisfactory to the Collateral Agent to the extent necessary to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

2.7 Trade Names, etc. Such Assignor does not have or operate in any jurisdiction and in the preceding five years has not had and has not operated in any jurisdiction under, any trade names, fictitious names or other names except its legal name as specified in Schedule 1(a) to the Perfection Certificate and such other trade or fictitious names as are listed on Schedules 1(b) and 1(c) to the Perfection Certificate for such Assignor.

2.8 Certain Significant Transactions. During the one year period preceding the date of this Agreement (or, in the case of any Assignor that becomes a party hereto after the date of this Agreement, during the one year period preceding the date that it became a party hereto), no Person shall have merged or consolidated with or into any Assignor, and no Person shall have liquidated into, or transferred all or substantially all of its assets to, any Assignor, in each case except as described in Schedule 4 to the Perfection Certificate. With respect to any transactions so described in Schedule 4 to the Perfection Certificate, the respective Assignor shall have furnished such information with respect to the Person (and the assets of the Person and locations thereof) which merged with or into or consolidated with such Assignor, or was liquidated into or transferred all or substantially all of its assets to such Assignor, and shall have furnished to the Collateral Agent such UCC lien searches as may have been requested with respect to such Person and its assets to establish that no security interest (excluding Permitted Liens) continues perfected on the date hereof with respect to any Person described above (or the assets transferred to the respective Assignor by such Person), including without limitation pursuant to Section 9-316(a)(3) of the Uniform Commercial Code.

2.9 Non-UCC Property. The aggregate fair market value (as determined by the Borrower in good faith) of all property other than Rolling Stock of the Assignors of the types described in clauses (1), (2) and (3) of Section 9-311(a) of the Uniform Commercial Code does not exceed $1.0 million. If the aggregate value of all such property at any time owned by all Assignors exceeds $1.0 million, the Borrower shall provide prompt written notice thereof to the Collateral Agent and, upon the request of the Collateral Agent, the Assignors shall promptly (and in any event within 30 days) take such actions (at their own cost and expense) as may be required under the respective United States, State or other laws referenced in Section 9-311(a) of the Uniform Commercial Code to perfect the security interests granted herein in any Collateral where the filing of a financing statement does not perfect the security interest in such property in accordance with the provisions of Section 9-311(a) of the Uniform Commercial Code.

2.10 As-Extracted Collateral; Timber-to-Be-Cut. On the date hereof, such Assignor does not own, or expect to acquire, any property which constitutes, or would constitute, As-Extracted Collateral or Timber-to-Be-Cut. If at any time after the date of this Agreement such Assignor owns, acquires or obtains rights to any As-Extracted Collateral or Timber-to-Be-Cut, such Assignor shall furnish the Collateral Agent with prompt written notice thereof (which notice shall describe in reasonable detail the As-Extracted Collateral and/or Timber-to-Be-Cut and the locations thereof) and shall take all actions as may be deemed reasonably necessary or desirable by the Collateral Agent to perfect the security interest of the Collateral Agent therein.

2.11 Collateral in the Possession of a Bailee. If any Inventory or other Goods of any Assignor with a fair market value in excess of $100,000 are at any time in the possession of a bailee, such Assignor shall promptly notify the Collateral Agent thereof and, if requested by the Collateral Agent, shall use its reasonable best efforts to promptly obtain an acknowledgment from such bailee, in form and substance reasonably satisfactory to the Collateral Agent, that the bailee holds such Collateral for the benefit of the Collateral Agent and shall act upon the instructions of the Collateral Agent, without the further consent of such Assignor. The Collateral Agent agrees with such Assignor that the Collateral Agent shall not give any such instructions unless an Event of Default has occurred and is continuing.

2.12 Recourse. This Agreement is made with full recourse to each Assignor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of such Assignor contained herein, in the other Secured Debt Agreements and otherwise in writing in connection herewith or therewith.

ARTICLE III

SPECIAL PROVISIONS CONCERNING INSTRUMENTS,

CONTRACTS, SECURITIES COLLATERAL AND ROLLING STOCK

3.1 Instruments. If any Assignor owns or acquires any Instrument constituting Collateral (other than checks and other payment instruments received and collected in the ordinary course of business), such Assignor will within 20 Business Days thereafter notify the Collateral Agent thereof and, upon request by the Collateral Agent, promptly deliver such Instrument to the Collateral Agent appropriately endorsed to the order of the Collateral Agent as further security hereunder; provided that delivery and endorsement to the order of the Collateral Agent of Instruments, the principal amount of which, when added to the aggregate principal amount of all other Instruments owned or acquired by the Assignors but not delivered or endorsed to the order of the Collateral Agent, does not exceed $1,000,000 in the aggregate, shall not be required.

3.2 Assignors Remain Liable Under Contracts. Anything herein to the contrary notwithstanding, the Assignors shall remain liable under each Contract to observe and perform all of the conditions and obligations to be observed and performed by them thereunder, all in accordance with the terms of such Contract. Neither the Collateral Agent nor any other Secured Creditor shall have any obligation or liability under any Contract by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any other Secured Creditor of any payment relating to such Contract pursuant hereto, nor shall the Collateral Agent or any other Secured Creditor be obligated in any manner to perform any of the obligations of any Assignor under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

3.3 Deposit Accounts, Securities Accounts, etc. (a) Assignors do not have any Deposit Accounts constituting Collateral as of the date hereof except for Deposit Accounts set forth in the Perfection Certificate with respect to which the Collateral Agent has a perfected security interest and Excluded Accounts. Assignors shall not, directly or indirectly, after the date hereof open, establish or maintain any Deposit Account constituting Collateral or permit any

Deposit Account constituting Collateral which is an Excluded Account to cease to meet the requirements set forth in the definition thereof unless each of the following conditions is satisfied: (i) in the case of any new Deposit Account, the Collateral Agent shall have received not less than five (5) Business Days’ prior written notice of the intention of any Assignor to open or establish such Deposit Account which notice shall specify in reasonable detail and specificity acceptable to the Collateral Agent the name of the Deposit Account, the owner of the Deposit Account, the name and address of the bank or other financial institution at which such Deposit Account is to be opened or established, the individual at such bank or other financial institution with whom such Assignor is dealing and the purpose of the account, (ii) the bank or other financial institution where such account is opened or maintained shall be acceptable to the Collateral Agent, and (iii) on or before the opening of such Deposit Account (or, in the case of any Deposit Account which ceases to be an Excluded Account, within 10 Business Days of such Deposit Account ceasing to be an Excluded Account), such Assignor shall deliver to the Collateral Agent a Deposit Account Control Agreement with respect to such Deposit Account duly authorized, executed and delivered by such Assignor and the bank at which such Deposit Account is maintained.

(b) Assignors do not own or hold, directly or indirectly, beneficially or as record owner or both, any Investment Property, as of the date hereof, or have any Securities Account, Commodity Account or other similar account with any bank or other financial institution or other Securities Intermediary or Commodity Intermediary as of the date hereof, in each case except Securities Accounts and Commodity Accounts set forth in Schedule 16 to the Perfection Certificate with respect to which the Collateral Agent has a perfected security interest through an Investment Property Control Agreement. Assignors shall not, directly or indirectly, after the date hereof open, establish or maintain any Securities Account or Commodity Account constituting Collateral with any Securities Intermediary or Commodity Intermediary unless each of the following conditions is satisfied: (A) the Collateral Agent shall have received not less than five (5) Business Days’ prior written notice of the intention of an Assignor to open or establish such account which notice shall specify in reasonable detail and specificity acceptable to each Collateral Agent the name of the account, the owner of the account, the name and address of the Securities Intermediary or Commodity Intermediary at which such account is to be opened or established, the individual at such intermediary with whom such an Assignor is dealing and the purpose of the account, (B) the Securities Intermediary or Commodity Intermediary (as the case may be) where such account is opened or maintained shall be acceptable to the applicable Collateral Agent, and (C) on or before the opening of such Securities Account or Commodity Account, such an Assignor shall execute and deliver, and cause to be executed and delivered to the applicable Collateral Agent, an Investment Property Control Agreement with respect thereto duly authorized, executed and delivered by such an Assignor and such Securities Intermediary or Commodity Intermediary.

(c) In the event that any Assignor shall be entitled to or shall at any time after the date hereof hold or acquire any certificated securities constituting Collateral, such Assignor shall promptly endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time specify. If any securities constituting Collateral, now or hereafter acquired by any Assignor are uncertificated and are issued to such Assignor or its nominee directly by the issuer thereof, such Assignor shall immediately notify the Collateral Agent thereof and shall, as the Collateral Agent may specify, either (A) cause the issuer to agree to comply with instructions from such Collateral Agent as to such securities, without further consent of such Assignor or such nominee, or (B) arrange for such Collateral Agent to become the registered owner of the securities.

3.4 Letter-of-Credit Rights. If any Assignor is at any time a beneficiary under a letter of credit constituting Collateral with a stated amount of $1,000,000 or more, such Assignor shall promptly notify the Collateral Agent thereof and, at the request of the Collateral Agent, such Assignor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, use its reasonable best efforts to (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under such letter of credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of such letter of credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be applied as provided in this Agreement after the occurrence and during the continuance of an Event of Default.

3.5 Commercial Tort Claims. All Commercial Tort Claims of each Assignor and any events or circumstances that would reasonably be expected to give rise to any Commercial Tort Claims of each Assignor as of the date of this Agreement are described in Schedule 15 to the Perfection Certificate. If any Assignor shall at any time and from time to time after the date hereof acquire any Commercial Tort Claims constituting Collateral in an amount (taking the greater of the aggregate claimed damages thereunder or the reasonably estimated value thereof) of $1,000,000 or more, such Assignor shall (i) promptly notify the Collateral Agent thereof in a writing signed by such Assignor and describing the details thereof and shall grant to the Collateral Agent in such writing a security interest in all such Commercial Tort Claims and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent, and (ii) perform all actions reasonably requested by the Collateral Agent to perfect such security interest in such Commercial Tort Claims. For its part, the Collateral Agent acknowledges and agrees that the proceeds of any Commercial Tort Claim will be applied as provided in this Agreement only after the occurrence and during the continuance of an Event of Default and prior thereto will be promptly paid to the respective Assignor.

3.6 Chattel Paper. Upon the request of the Collateral Agent made at any time or from time to time, each Assignor shall promptly furnish to the Collateral Agent a list of all Electronic Chattel Paper constituting Collateral held or owned by such Assignor. Furthermore, if requested by the Collateral Agent, each Assignor shall promptly take all actions which are reasonably practicable so that the Collateral Agent has “control” of all Electronic Chattel Paper constituting Collateral in accordance with the requirements of Section 9-105 of the Uniform Commercial Code. Each Assignor will promptly (and in any event within 20 days) following any request by the Collateral Agent, deliver all of its Tangible Chattel Paper constituting Collateral to the Collateral Agent; provided that delivery to the Collateral Agent of Tangible Chattel Paper constituting Collateral, the principal amount of which, when added to the aggregate principal amount of all other Tangible Chattel Paper constituting Collateral owned or acquired by the Assignors but not delivered to the Collateral Agent, does not exceed $1,000,000 in the aggregate, shall not be required.

3.7 Rolling Stock. Each Assignor shall cause all Rolling Stock, now owned or hereafter acquired by any Assignor, which, under applicable law, is required to be registered, to be properly registered (including, without limitation, the payment of all necessary taxes and receipt of any applicable permits) in the name of such Assignor and cause all Rolling Stock, now owned or hereafter acquired by any Assignor, the ownership of which, under applicable law (including, without limitation, any Motor Vehicle Law), is evidenced by a certificate of title or ownership, to be properly titled in the name of such Assignor, and in the case of any individual Rolling Stock of an Assignor with a fair market value in excess of $10,000, the Liens of the Collateral Agent shall be noted thereon.

3.8 Securities Collateral.

(a) So long as no Event of Default shall have occurred and be continuing:

(i) Each Assignor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Securities Collateral or any part thereof for any purpose not inconsistent with the terms or purposes hereof, this Agreement or any other Secured Debt Agreement; provided, however, that no Assignor shall in any event exercise such rights in any manner which could violate this Agreement.

(ii) Each Assignor shall be entitled to receive and retain, and to utilize free and clear of the Liens hereof, any and all Distributions, but only if and to the extent made in accordance with the provisions of this Agreement; provided, however, that any and all such Distributions consisting of rights or interests in the form of securities shall be forthwith delivered to the Collateral Agent to hold as Collateral and shall, if received by any Assignor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Assignor and be forthwith delivered to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsement).

(iii) The Collateral Agent shall be deemed without further action or formality to have granted to each Assignor all necessary consents relating to voting rights and shall, if necessary, upon written request of any Assignor and at the sole cost and expense of the Assignors, from time to time execute and deliver (or cause to be executed and delivered) to such Assignor all such instruments as such Assignor may reasonably request in order to permit such Assignor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 3.8(a)(i) and to receive the Distributions which it is authorized to receive and retain pursuant to Section 3.8(a)(ii).

(b) Upon the occurrence and during the continuance of any Event of Default:

(i) All rights of each Assignor to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 3.8(a)(i) shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights.

(ii) All rights of each Assignor to receive Distributions which it would otherwise be authorized to receive and retain pursuant to Section 3.8(a)(ii) shall cease and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to receive and hold as Collateral such Distributions.

(iii) Each Assignor shall, at its sole cost and expense, from time to time execute and deliver to the Collateral Agent appropriate instruments as the Collateral Agent may request in order to permit the Collateral Agent to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 3.8(b)(i) and to receive all Distributions which it may be entitled to receive under Section 3.8(b)(ii) hereof.

(iv) All Distributions which are received by any Assignor contrary to the provisions of Section 3.8(b)(ii) hereof shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Assignor and shall immediately be paid over to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsement).

(c) No Assignor is in default in the payment of any portion of any mandatory capital contribution, if any, required to be made under any agreement to which such Assignor is a party relating to the Pledged Securities pledged by it, and such Assignor is not in violation of any other provisions of any such agreement to which such Assignor is a party, or otherwise in default or violation thereunder. No Securities Collateral pledged by such Assignor is subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against such Assignor by any person with respect thereto, and as of the date hereof, there are no certificates, instruments, documents or other writings (other than the Organizational Documents and certificates, if any, delivered to the Collateral Agent) which evidence any Pledged Securities of such Assignor.

(d) In the case of each Assignor which is an issuer of Securities Collateral, such Assignor agrees to be bound by the terms of this Agreement relating to the Securities Collateral issued by it and will comply with such terms insofar as such terms are applicable to it.

(e) In the case of each Assignor which is a partner in a partnership, limited liability company or other entity, such Assignor hereby consents to the extent required by the applicable Organizational Document to the pledge by each other Assignor, pursuant to the terms hereof, of the Pledged Interests in such partnership, limited liability company or other entity and, upon the occurrence and during the continuance of an Event of Default, to the transfer of such Pledged Interests to the Collateral Agent or its nominee and to the substitution of the Collateral Agent or its nominee as a substituted partner or member in such partnership, limited liability company or other entity with all the rights, powers and duties of a general partner or a limited partner or member, as the case may be.

3.9 Further Actions. Each Assignor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps, including any and all actions as may be necessary under the Federal Assignment of Claims Act, relating to its Contracts, Instruments and other property or rights covered by the security interest hereby granted, as the Collateral Agent may reasonably request to preserve and protect its security interest in the Collateral.

ARTICLE IV

SPECIAL PROVISIONS CONCERNING TRADEMARKS

4.1 Additional Representations and Warranties. Each Assignor represents and warrants that it is the true, lawful, sole and exclusive owner of or otherwise has the right to use the Marks and Domain Names listed in Schedule 14 to the Perfection Certificate for such Assignor and that said listed Marks and Domain Names constitute all Marks registered in the United States Patent and Trademark Office or the equivalent thereof in any foreign country that such Assignor presently owns and all Domain Names that such Assignor now owns or uses in connection with its business. Each Assignor further warrants that it has no knowledge of any material third party claim that any aspect of such Assignor’s present or contemplated business operations infringes or will infringe any rights in any trademark, service mark or trade name. Each Assignor represents and warrants that it is the beneficial and record owner of all trademark registrations and applications and Domain Name registrations listed in Schedule 14 to the Perfection Certificate for such Assignor and that said registrations are valid, subsisting and have not been canceled and that such Assignor is not aware of any material third party claim that any of said registrations is invalid or unenforceable, or that there is any reason that any of said applications will not pass to registration. Each Assignor hereby grants to the Collateral Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of an Event of Default, any document which may be required by the United States Patent and Trademark Office or secretary of state or equivalent governmental agency of any State of the United States or any foreign jurisdiction in order to effect an absolute assignment of all right, title and interest in each Mark and/or Domain Name, and record the same.

4.2 Licenses and Assignments. Each Assignor hereby agrees not to divest itself of any right under any Mark other than in the ordinary course of business absent prior written approval of the Collateral Agent, except as otherwise permitted by this Agreement or the other Secured Debt Agreements.

4.3 Infringements. Each Assignor agrees, promptly upon learning thereof, to notify the Collateral Agent in writing of the name and address of, and to furnish such pertinent information that may be available with respect to, (i) any party who such Assignor believes is infringing or diluting or otherwise violating in any material respect any of such Assignor’s rights in and to any material Mark or Domain Name, or (ii) with respect to any party claiming that such Assignor’s use of any material Mark or Domain Name violates in any material respect any property right of that party. Each Assignor further agrees, unless otherwise agreed by the Collateral Agent, to prosecute, in a manner consistent with its past practice and in accordance with reasonable business practices, any Person infringing any material Mark or Domain Name owned by such Assignor and material to the operation of the business.

4.4 Preservation of Marks and Domain Names. Each Assignor agrees to use its material Marks and Domain Names in interstate commerce during the time in which this Agreement is in effect, and to take all such other actions as are reasonably necessary to preserve such Marks and Domain Names as valid and subsisting trademarks or service marks under the laws of the United States or the relevant foreign jurisdiction; provided, that no Assignor shall be obligated to preserve any Mark or Domain Name in the event such Assignor determines, in its reasonably business judgment, that the preservation of such Mark is no longer necessary in the conduct of its business.

4.5 Maintenance of Registration. Each Assignor shall, at its own expense and in accordance with reasonable business practices, process all documents reasonable to maintain all material Marks and/or Domain Name registrations, including but not limited to affidavits of continued use and applications for renewals of registration in the United States Patent and Trademark Office or equivalent governmental agency in any foreign jurisdiction for all of its registered material Marks, and shall pay all fees and disbursements in connection therewith and shall not abandon any such filing of affidavit of use or any such application of renewal prior to the exhaustion of all administrative and judicial remedies without prior written consent of the Collateral Agent; provided, that no Assignor shall be obligated to maintain any Mark or Domain Name or prosecute any such application for registration in the event that such Assignor determines, in its reasonable business judgment, that such application is no longer necessary in the conduct of its business.

4.6 Future Registered Marks and Domain Names. If any registration for any Mark issues hereafter to any Assignor as a result of any application now or hereafter pending before the United States Patent and Trademark Office or any Domain Name is registered by an Assignor, within 30 days of receipt of the respective certificate or similar indicia of ownership, such Assignor shall deliver to the Collateral Agent a copy of such certificate or similar indicia of ownership, and a grant for security in such Mark and/or Domain Name, to the Collateral Agent and at the expense of such Assignor, confirming the grant of a security interest in such Mark and/or Domain Name to the Collateral Agent hereunder, the form of such grant to be substantially in the form of Exhibit A hereto or in such other form as may be reasonably satisfactory to the Collateral Agent.

4.7 Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent may, by written notice to the relevant Assignor, take any or all of the following actions: (i) declare the entire right, title and interest of such Assignor in and to each of the Marks and Domain Names, together with all trademark rights and rights of protection to the same and the goodwill of such Assignor’s business symbolized by said Marks and Domain Names and the right to recover for past infringements thereof, vested in the Collateral Agent for the benefit of the Secured Creditors, in which event such rights, title and interest shall immediately vest in the Collateral Agent for the benefit of the Secured Creditors, and the Collateral Agent shall be entitled to exercise the power of attorney referred to in Section 4.1 hereof to execute, cause to be acknowledged and notarized and to record an absolute assignment with the applicable agency for the purpose of exercising the Collateral Agent’s right to dispose of the Marks and Domain Names in accordance with this Agreement and applicable law; (ii) take and use or sell the Marks and the Domain Names and the goodwill of such Assignor’s business symbolized by the Marks and the Domain Names and the right to carry on the business and use the assets of such Assignor in connection with which the Marks and the Domain Names have been used; and (iii) direct such Assignor to refrain, in which event such Assignor shall refrain, from using the Marks and Domain

Names in any manner whatsoever, directly or indirectly, and such Assignor shall execute such further documents that the Collateral Agent may request to further confirm this and to transfer ownership of the Marks and Domain Names and registrations and any pending trademark applications therefor in the United States Patent and Trademark Office or the applicable Domain Name registrar or any equivalent government agency or office in any foreign jurisdiction to the Collateral Agent.

ARTICLE V

SPECIAL PROVISIONS CONCERNING PATENTS,

COPYRIGHTS AND TRADE SECRETS

5.1 Additional Representations and Warranties. Each Assignor represents and warrants that it is the true and lawful exclusive owner of or otherwise has the right to use all (i) Trade Secret Rights of such Assignor, (ii) rights in the Patents of such Assignor listed in Schedule 14 to the Perfection Certificate for such Assignor and that said Patents constitute all the patents and applications for patents that such Assignor now owns and (iii) rights in the Copyrights of such Assignor listed in Schedule 14 to the Perfection Certificate for such Assignor, and that such Copyrights include all registrations of copyrights and applications for copyright registrations that such Assignor now owns. Each Assignor further represents and warrants that it has the right to use and practice under all Patents and Copyrights that it owns and has the exclusive right to exclude others from using or practicing under any Patents it owns. Each Assignor further warrants that it has no knowledge of any material third party claim that any aspect of such Assignor’s present or contemplated business operations infringes or will infringe any rights in any Patent or Copyright or that such Assignor has misappropriated any Trade Secrets, Trade Secret Rights or other proprietary information. Each Assignor hereby grants to the Collateral Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of any Event of Default, any document which may be required by the United States Patent and Trademark Office or equivalent governmental agency in any foreign jurisdiction or the United states Copyright Office or equivalent governmental agency in any foreign jurisdiction in order to effect an absolute assignment of all right, title and interest in each Patent and Copyright of such Assignor, as the case may be, and to record the same.

5.2 Licenses and Assignments. Each Assignor hereby agrees not to divest-itself of any right under any Patent or Copyright absent prior written approval of the Collateral Agent, except as otherwise permitted by this Agreement or the other Secured Debt Agreements.

5.3 Infringements. Each Assignor agrees, promptly upon learning thereof, to furnish the Collateral Agent in writing with all pertinent information available to such Assignor with respect to any infringement, contributing infringement or active inducement to infringe any of such Assignor’s rights in any material Patent or material Copyright or to any claim that the practice of any material Patent or the use of any material Copyright of such Assignor violates any property right of a third party, or with respect to any misappropriation of any material Trade Secret Right of such Assignor or any claim that practice of any material Trade Secret Right of such Assignor violates any property right of a third party. Each Assignor further agrees, absent direction of the Collateral Agent to the contrary, diligently to prosecute, in accordance with reasonable business practices, any Person infringing any material Patent or material Copyright of such Assignor or any Person misappropriating any material Trade Secret Right of such Assignor.

5.4 Maintenance of Patents and Copyrights. At its own expense, each Assignor shall make timely payment of all post-issuance fees required pursuant to 35 U.S.C. § 41 and any foreign equivalent thereof to maintain in force rights under each of its material Patents, and to apply as permitted pursuant to applicable law for any renewal of each of its material Copyrights, in any case absent prior written consent of the Collateral Agent; provided, that no Assignor shall be obligated to maintain any Patent or Copyright in the event such Assignor determines, in its reasonable business judgment, that the maintenance of such Patent or Copyright is no longer necessary to the conduct of its business.

5.5 Prosecution of Patent or Copyright Applications. At its own expense, each Assignor shall diligently prosecute, in accordance with reasonable business practices and subject to Section 5.4, all of its material applications for Patents listed in Schedule 14 to the Perfection Certificate and for Copyrights listed in Schedule 14 to the Perfection Certificate and shall not abandon any such application prior to exhaustion of all administrative and judicial remedies, absent written consent of the Collateral Agent; provided, that no Assignor shall be obligated to maintain any Patent or Copyright in the event such Assignor determines, in its reasonable business judgment, that the maintenance of such Patent or Copyright is no longer necessary to the conduct of its business.

5.6 Other Patents and Copyrights. Within 30 days of the acquisition or issuance of a United States Patent or of a Copyright registration, or of filing of an application for a United States Patent or Copyright registration, the relevant Assignor shall deliver to the Collateral Agent a copy of said Patent or Copyright or certificate of registration thereof, or application therefor, as the case may be, with a grant of security interest in such Patent or Copyright, as the case may be, to the Collateral Agent and at the expense of such Assignor, confirming the grant of a security interest in such Patent or Copyright, the form of such grant of security interest to be substantially in the form of Exhibit A or B hereto, as applicable, or in such other form as may be satisfactory to the Collateral Agent; provided, that no Assignor shall be obligated to prosecute any application in the event such Assignor determines, in its reasonable business judgment, that such application is no longer necessary to the conduct of its business.

5.7 Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent may by written notice to the relevant Assignor, take any or all of the following actions: (i) declare the entire right, title, and interest of such Assignor in each of the Patents and Copyrights vested in the Collateral Agent for the benefit of the Secured Creditors, in which event such right, title, and interest shall immediately vest in the Collateral Agent for the benefit of the Secured Creditors, and the Collateral Agent shall be entitled to exercise the power of attorney referred to in Section 5.1 hereof to execute, cause to be acknowledged and notarized and to record an absolute assignment with the applicable agency for the purpose of exercising the Collateral Agent’s right to dispose of the Patents and Copyrights in accordance with this Agreement and applicable law; (ii) take and use, practice or sell the Patents, Copyrights and Trade Secret Rights; and (iii) direct such Assignor to refrain, in which event such Assignor shall refrain, from practicing the Patents and using the Copyrights and/or Trade Secret Rights directly or indirectly, and such Assignor shall execute such other and further documents as the Collateral Agent may request further to confirm this and to transfer ownership of the Patents, Copyrights and Trade Secret Rights to the Collateral Agent for the benefit of the Secured Creditors.

ARTICLE VI

PROVISIONS CONCERNING ALL COLLATERAL

6.1 Protection of Collateral Agent’s Security. Except as otherwise permitted by the Secured Debt Agreements, no Assignor will do anything to impair the rights of the Collateral Agent in the Collateral. Each Assignor will at all times keep its Inventory and Equipment insured in favor of the Collateral Agent as an additional insured, loss payee and mortgagee, at such Assignor’s own expense to the extent and in the manner provided in the Secured Debt Agreements. If any Assignor shall fail to insure its Inventory and Equipment in accordance with the terms of the respective Secured Debt Agreements, or if any Assignor shall fail to so endorse and deposit all policies or certificates with respect thereto, the Collateral Agent shall have the right upon provision of notice to the Parent (but shall be under no obligation) to procure such insurance and such Assignor agrees to promptly reimburse the Collateral Agent for all costs and expenses of procuring such insurance. Except as otherwise permitted to be retained or expended by the relevant Assignor pursuant to the Credit Agreement (or, after the First Lien Obligations Termination Date, any other Secured Debt Agreement), the Collateral Agent shall, at the time such proceeds of such insurance are distributed to the Secured Creditors, apply such proceeds in accordance with the Credit Agreement (or, after the First Lien Obligations Termination Date, in accordance with the instructions of the Required Senior Creditors), or after the Obligations have been accelerated or otherwise become due and payable, in accordance with Section 7.5 hereof. Each Assignor assumes all liability and responsibility in connection with the Collateral acquired by it and the liability of such Assignor to pay the Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to such Assignor.

6.2 Warehouse Receipts Non-Negotiable. Each Assignor agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt is issued with respect to any of its Inventory, such warehouse receipt or receipt in the nature thereof shall not be “negotiable” (as such term is used in Section 7-104 of the Uniform Commercial Code as in effect in any relevant jurisdiction or under other relevant law).

6.3 Further Actions. Each Assignor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such lists, descriptions and designations of its Collateral, warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the security interest hereby granted which the Collateral Agent deems reasonably appropriate or advisable to perfect, preserve or protect its security interest in the Collateral.

6.4 Financing Statements. Each Assignor agrees to deliver to the Collateral Agent such financing statements, in form acceptable to the Collateral Agent, as the Collateral Agent may from time to time reasonably request or as are reasonably necessary or desirable in the reasonable opinion of the Collateral Agent to establish and maintain a valid, enforceable, first priority perfected security interest, as well as a second priority security interest, in the Collateral (subject, in each case, to the Permitted Liens) as provided herein and the other rights and security contemplated hereby, all in accordance with the Uniform Commercial Code as enacted in any and all relevant jurisdictions or any other relevant law. Each Assignor will pay any applicable filing fees, recordation taxes and related expenses relating to its Collateral. Each Assignor hereby authorizes the Collateral Agent to file any such financing statements (including, without limitation, financing statements which list the Collateral specifically and/or “all assets” as collateral with appropriate exceptions for Excluded Collateral) without the signature of such Assignor where permitted by law.

6.5 Additional Information. Each Assignor will, at its own expense, from time to time upon the reasonable request of the Collateral Agent, promptly (and in any event within 10 days after its receipt of the respective request) furnish to the Collateral Agent such information with respect to the Collateral (including the identity of the Collateral or such components thereof as may have been requested by the Collateral Agent, the value and location of such Collateral, etc.) as may be reasonably requested by the Collateral Agent.

ARTICLE VII

REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT

7.1 Remedies; Obtaining the Collateral upon Default. Each Assignor agrees that, if any Event of Default shall have occurred and be continuing, then and in every such case, the Collateral Agent, in addition to any rights now or hereafter existing under applicable law and under the other provisions of this Agreement, shall have all rights as a secured creditor under the Uniform Commercial Code in all relevant jurisdictions and such additional rights and remedies to which a secured creditor is entitled under the laws in effect in all relevant jurisdictions and may also:

(i) personally, or by agents or attorneys, immediately take possession of the Collateral or any part thereof, from such Assignor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon such Assignor’s premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of such Assignor;

(ii) instruct the obligor or obligors on any agreement, instrument or other obligation (including, without limitation, the Contracts) constituting Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Collateral Agent and may exercise any and all remedies of such Assignor in respect of such Collateral;

(iii) instruct all banks, Securities Intermediaries and Commodity Intermediaries which have entered into control agreements with the Collateral Agent to transfer all monies, securities and instruments held by such persons to the Cash Collateral Account and withdraw all monies, securities and instruments in the Cash Collateral Account for application to the Obligations in accordance with Section 7.5 hereof;

(iv) sell, assign or otherwise liquidate, or direct such Assignor to sell, assign or otherwise liquidate, any or all of the Collateral or any part thereof in accordance with Section 7.2 hereof, or direct the relevant Assignor to sell, assign or otherwise liquidate any or all of the Collateral or any part thereof, and, in each case, take possession of the proceeds of any such sale or liquidation;

(v) take possession of the Collateral or any part thereof, by directing the relevant Assignor in writing to deliver the same to the Collateral Agent at any place or places designated by the Collateral Agent, in which event such Assignor shall at its own expense:

(x) forthwith cause the same to be moved to the place or places so designated by the Collateral Agent and there delivered to the Collateral Agent;

(y) store and keep any Collateral so delivered to the Collateral Agent at such place or places pending further action by the Collateral Agent as provided in Section 7.2 hereof; and

(z) while the Collateral shall be so stored and kept, provide such guards, other security and maintenance services as shall be necessary to protect the same and to preserve and maintain it in good condition;

(vi) license or sublicense, whether on an exclusive or nonexclusive basis, any Marks, Domain Names, Patents or Copyrights included in the Collateral for such term and on such conditions and in such manner as the Collateral Agent shall in its sole judgment determine;

(vii) apply any monies constituting Collateral or proceeds thereof in accordance with Section 7.5 hereof; and

(viii) take any other action as specified in clauses (1) through (5), inclusive, of Section 9-607 of the New York Uniform Commercial Code;

it being understood that each Assignor’s obligation so to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by such Assignor of said obligation. By accepting the benefits of this Agreement and each other Security Document, the Secured Creditors expressly acknowledge and agree that this Agreement and each other Security Document may be enforced only by the action of the Collateral Agent acting upon the instructions of the Required Secured Creditors and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or any other Security

Document or to realize upon the security to be granted hereby or thereby, it being understood and agreed that such rights and remedies shall be exercised exclusively by the Collateral Agent for the benefit of the Secured Creditors upon the terms of this Agreement (including Annex D hereto) and the other Security Documents.

7.2 Remedies; Disposition of the Collateral. Any Collateral repossessed by the Collateral Agent under or pursuant to Section 7.1 hereof and any other Collateral, whether or not so repossessed by the Collateral Agent, may, during the continuance of an Event of Default, be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Collateral Agent may, in compliance with any mandatory requirements of applicable law, determine to be commercially reasonable. Any of the Collateral may, during the continuance of an Event of Default, be sold, leased or otherwise disposed of, in one or more parcels at public or private sale in the condition in which the same existed when taken by the Collateral Agent or after any overhaul or repair at the expense of the relevant Assignor for cash, on credit or for future delivery, and at such price or prices and upon such other terms which the Collateral Agent shall determine to be commercially reasonable. The Collateral Agent may, without notice or publication, adjourn any public or private disposition or cause the same to be adjourned from time to time by announcement at the time and place fixed for the disposition, and such disposition may be made at any time or place to which the disposition may be so adjourned. To the extent permitted by any such requirement of law, the Collateral Agent on behalf of the Secured Creditors (or certain of them) may bid for and become the purchaser of the Collateral or any item thereof offered for sale in accordance with this Section without accountability to the relevant Assignor (except to the extent of surplus money received as provided in Section 7.5). If, under mandatory requirements of applicable law, the Collateral Agent shall be required to make disposition of the Collateral within a period of time which does not permit the giving of notice to the relevant Assignor as hereinabove specified, the Collateral Agent need give such Assignor only such notice of disposition as shall be reasonably practicable in view of such mandatory requirements of applicable law. Each Assignor agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make such sale or sales of all or any portion of the Collateral of such Assignor valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at such Assignor’s expense. Each Assignor acknowledges and agrees that, to the extent notice of sale or other disposition of Collateral shall be required by law, ten (10) days’ prior notice to such Assignor of the time and place of any public sale or of the time after which any private sale or other intended disposition is to take place shall be commercially reasonable notification of such matters. No notification need be given to any Assignor if it has signed, after the occurrence of an Event of Default, a statement renouncing or modifying any right to notification of sale or other intended disposition.

7.3 Certain Sales of Pledged Collateral.

(i) Each Assignor recognizes that, by reason of certain prohibitions contained in law, rules, regulations or orders of any Government Authority, the Collateral Agent may be

compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who meet the requirements of such Governmental Authority. Each Assignor acknowledges that any such sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such restricted sale shall be deemed to have been made in a commercially reasonable manner and that, except as may be required by applicable law, the Collateral Agent shall have no obligation to engage in public sales.

(ii) Each Assignor recognizes that, by reason of certain prohibitions contained in the Securities Act, and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Securities Collateral and Investment Property, to limit purchasers to persons who will agree, among other things, to acquire such Securities Collateral or Investment Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Assignor acknowledges that any such private sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have not obligation to engage in public sales and no obligation to delay the sale of any Securities Collateral or Investment Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would agree to do so.

(iii) Notwithstanding the foregoing, each Assignor shall, upon the occurrence and during the continuance of any Event of Default, at the reasonable request of the Collateral Agent, for the benefit of the Collateral Agent, cause any registration, qualification under or compliance with any Federal or state securities law or laws to be effected with respect to all or any part of the Securities Collateral as soon as practicable and at the sale cost and expense of the Assignors. Each Assignor will use its commercially reasonable efforts to cause such registration to be effected (and be kept effective) and will use its commercially reasonable efforts to cause such qualification and compliance to be effected (and be kept effective) as may be so requested and as would permit or facilitate the sale and distribution of such Securities Collateral including registration under the Securities Act (or any similar statute then in effect), appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with all other requirements of any Governmental Authority. Each Assignor shall use its commercially reasonable efforts to cause the Collateral Agent to be kept advised in writing as to the progress of each such registration, qualification or compliance and as to the completion thereof, shall furnish to the Collateral Agent such number of prospectuses, offering circulars or other documents incident thereto as the Collateral Agent from time to time may request, and shall indemnify and shall cause the issuer of the Securities Collateral to indemnify the Collateral Agent and all others participating in the distribution of such Securities Collateral against all claims, losses, damages and liabilities caused by any untrue statement (or alleged untrue statement) of a material fact contained therein (or in any related registration statement, notification or the like) or by any omission (or alleged omission) to state therein (or in any related registration statement, notification or the like) a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iv) If the Collateral Agent determines to exercise its right to sell any or all of the Securities Collateral or Investment Property, upon written request, the applicable Assignor shall from time to time furnish to the Collateral Agent all such information as the Collateral Agent may request in order to determine the number of securities included in the Securities Collateral or Investment Property which may be sold by the Collateral Agent as exempt transactions under the Securities Act and the rules of the Securities and Exchange Commission thereunder, as the same are form time to time in effect.

(v) Each Assignor further agrees that a breach of any of the covenants contained in this Section 7.3 will cause irreparable injury to the Collateral Agent and other Secured Parties, that the Collateral Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 7.3 shall be specifically enforceable against such Assignor, and such Assignor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing.

7.4 Waiver of Claims. Except as otherwise provided in this Agreement, EACH ASSIGNOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE COLLATERAL AGENT’S TAKING POSSESSION OR THE COLLATERAL AGENT’S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT WHICH SUCH ASSIGNOR WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, and such Assignor hereby further waives, to the extent permitted by law:

(i) all damages occasioned by such taking of possession or any such disposition except any damages which are the direct result of the Collateral Agent’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision);

(ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent’s rights hereunder; and

(iii) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and each Assignor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral hereunder shall operate to divest all right, title, interest, claim and demand, either at law and in equity, of the relevant Assignor therein and thereto, and shall be a perpetual bar both at law and in equity against such Assignor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under such Assignor.

7.5 Application of Proceeds. (a) All moneys collected by the Collateral Agent upon any sale or other disposition of any Collateral of any Assignor pursuant to the enforcement of this Agreement or the exercise of any of the remedial provisions hereof (or, if any other Security Document requires proceeds of “collateral” thereunder to be applied in accordance with the terms of this Agreement, by such “collateral agent” thereunder pursuant to the enforcement of such Security Document or the exercise of the remedial provisions thereof), together with all other moneys received by the Collateral Agent hereunder (or such “collateral agent” under such other Security Documents) (including all monies received in respect of post-petition interest) as a result of any such enforcement or the exercise of any such remedial provisions or as a result of any distribution of any Collateral of any Assignor (or “collateral” under any other Security Document, as the case may be) upon the bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding involving the readjustment of the obligations and indebtedness of any Assignor, or the application of any Collateral (or “collateral” under any other Security Document, as the case may be) to the payment thereof or any distribution of Collateral (or “collateral” under any other Security Document, as the case may be) upon the liquidation or dissolution of any Assignor, or the winding up of the assets or business of any Assignor or under any Title Insurance Policies, shall be applied as follows (subject to the prior application of proceeds of certain Collateral in respect of Deposit Accounts as contemplated by the last sentence of Section 10.2(j) of the Credit Agreement, to which application each of the Secured Parties hereby consents):

(i) first, to the payment of all Obligations of such Assignor owing to the Collateral Agent of the type described in clauses (iii), (iv) and (v) of the definition of “Obligations”;

(ii) second, to the extent proceeds remain after the application pursuant to the preceding clause (i), an amount equal to the outstanding First Lien Obligations (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Assignor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such case, proceeding or other action) of such Assignor shall be paid to the Bank Creditors as provided in Section 7.5(e) hereof, with each Bank Creditor receiving an amount equal to its outstanding First Lien Obligations of such Assignor or, if the proceeds are insufficient to pay in full all such First Lien Obligations of such Assignor, its Pro Rata Share of the amount remaining to be distributed;

(iii) third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii), an amount equal to the outstanding Trustee Obligations of such Assignor shall be paid to the Senior Second Lien Notes Indenture Trustee;

(iv) fourth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (iii), an amount equal to the outstanding Senior Second

Lien Notes Obligations (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Assignor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such case, proceeding or other action) of such Assignor shall be paid to the Senior Second Lien Notes Indenture Trustee as provided in Section 7.5(e) hereof (for the benefit of the Senior Second Lien Notes Indenture Trustee and the other Senior Second Lien Notes Creditors), with each such Senior Second Lien Notes Creditor to receive an amount equal to its outstanding Senior Second Lien Notes Obligations of such Assignor or, if the proceeds are insufficient to pay in full all such Senior Second Lien Notes Obligations of such Assignor, the portion of the amount remaining to be distributed to which such Senior Second Lien Notes Creditor is entitled pursuant to the terms of the Senior Second Lien Notes Indenture; and

(v) fifth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (iv), inclusive, and following the termination of this Agreement pursuant to Section 10.8(a) hereof, to the relevant Assignor or to whoever may be lawfully entitled to receive such surplus.

(b) For purposes of this Agreement “Pro Rata Share” shall mean, when calculating a Secured Creditor’s portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Secured Creditor’s First Lien Obligations and the denominator of which is the then outstanding amount of all First Lien Obligations.

(c) Each of the Secured Creditors agrees and acknowledges that if the Bank Creditors are to receive a distribution in accordance with this Section 7.5 on account of undrawn amounts with respect to LC Facility Letters of Credit issued (or deemed issued) under the Credit Agreement, such amounts shall be paid to the LC Facility Administrative Agent under the Credit Agreement and held by it, for the equal and ratable benefit of the Bank Creditors, as cash security for the repayment of First Lien Obligations owing to the Bank Creditors as such. If any amounts are held as cash security pursuant to the immediately preceding sentence, then upon the termination of all outstanding LC Facility Letters of Credit, and after the application of all such cash security to the repayment of all First Lien Obligations owing to the Bank Creditors after giving effect to the termination of all such LC Facility Letters of Credit, if there remains any excess cash, such excess cash shall be returned by the LC Facility Administrative Agent to the Collateral Agent for distribution in accordance with Section 7.5(a) hereof.

(d) Except as set forth in Section 7.5(c) hereof, all payments required to be made to any Secured Creditor hereunder by the Collateral Agent shall be made (x) if to the Bank Creditors, to the LC Facility Administrative Agent under the Credit Agreement for the account of (and for distribution to) the Bank Creditors and (y) if to the Senior Second Lien Notes Creditors, to the Senior Second Lien Notes Indenture Trustee under the Senior Second Lien Notes Indenture for the account of (and for distribution to) the Senior Second Lien Notes Indenture Trustee and the Senior Second Lien Noteholders in accordance with the requirements of the Senior Second Lien Notes Indenture.

(e) For purposes of making payments in accordance with this Section 7.5, the Collateral Agent shall be entitled to rely upon (i) the LC Facility Administrative Agent under the Credit Agreement and (ii) the Senior Second Lien Notes Indenture Trustee under the Senior Second Lien Notes Indenture for a determination (which each Authorized Representative for any Secured Creditor and the Secured Creditors agree to provide upon request of the Collateral Agent) of the outstanding First Lien Obligations and Senior Second Lien Notes Obligations owed to the Bank Creditors or the Senior Second Lien Notes Creditors, as the case may be.

(f) Subject to Section 10.12, it is understood and agreed that each of the Assignors shall remain jointly and severally liable to the relevant Secured Creditors to the extent of any deficiency between (x) the amount of the proceeds of the Collateral received by such Secured Creditors hereunder and (y) the aggregate amount of the Obligations.

(g) Notwithstanding anything to the contrary contained in this Agreement or in any other Security Document, the Senior Second Lien Notes Creditors, by accepting the benefits of this Agreement, hereby expressly acknowledge and agree that they shall not be entitled to receive any application pursuant to Section 7.5(a) hereof in respect of any Second Lien Excluded Collateral.

7.6 Remedies Cumulative. Each and every right, power and remedy hereby specifically given to the Collateral Agent shall be in addition to every other right, power and remedy specifically given under this Agreement or any other Secured Debt Agreement now or hereafter existing at law, in equity or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may, subject to the last sentence of Section 7.1 hereof, be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Collateral Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of the exercise of one shall not be deemed a waiver of the right to exercise any other or others. No delay or omission of the Collateral Agent in the exercise of any such right, power or remedy and no renewal or extension of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence therein. No notice to or demand on any Assignor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Collateral Agent to any other or further action in any circumstances without notice or demand. In the event that the Collateral Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Collateral Agent may recover expenses, including reasonable attorneys’ fees, and the amounts thereof shall be included in such judgment.

7.7 Discontinuance of Proceedings. In case the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement or under any other Security Document by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case the relevant Assignor, the Collateral Agent and each holder of any of the Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral, subject to the security interest created under this Agreement and under the other Security Documents, and all rights, remedies and powers of the Collateral Agent shall continue as if no such proceeding had been instituted.

ARTICLE VIII

INDEMNITY

8.1 Indemnity. (a) Each Assignor jointly and severally agrees to indemnify, reimburse and hold the Collateral Agent, each other Secured Creditor that is an indemnitor under Section 6 of Annex D hereto, and their respective successors, assigns, employees, officers, directors, affiliates, agents and servants (hereinafter in this Section 8.1 referred to individually as an “Indemnitee,” and, collectively, as “Indemnitees”) harmless from any and all liabilities, obligations, losses, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all costs, expenses or disbursements (including reasonable attorneys’ fees and expenses) (for the purposes of this Section 8.1 the foregoing are collectively called “expenses”) of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Agreement, any other Secured Debt Agreement or any other document executed in connection herewith or therewith or in any other way connected with the administration of the transactions contemplated hereby or thereby or the enforcement of any of the terms of, or the preservation of any rights under, any thereof, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition or use of the Collateral (including, without limitation, latent or other defects, whether or not discoverable), the violation by an Assignor of the laws of any country, state or other governmental body or unit, any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or property damage), or contract claim; provided that no Indemnitee shall be indemnified pursuant to this Section 8.1(a) for expenses, losses, damages or liabilities to the extent caused by the gross negligence or willful misconduct of such Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable decision). Each Assignor agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, loss, damage, injury, penalty, claim, demand, action, suit or judgment, the relevant Assignor shall assume full responsibility for the defense thereof. Each Indemnitee agrees to use its commercially reasonable efforts to promptly notify the relevant Assignor of any such assertion of which such Indemnitee has knowledge.

(b) Without limiting the application of Section 8.1(a) hereof, each Assignor agrees, jointly and severally, to pay, or reimburse the Collateral Agent for, any and all reasonable fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Collateral Agent’s Liens on, and security interest in, the Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other reasonable fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Collateral Agent’s interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

(c) Without limiting the application of Section 8.1(a) or (b) hereof, each Assignor agrees, jointly and severally, to pay, indemnify and hold each Indemnitee harmless from and against any loss, costs, damages and expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any material misrepresentation by any Assignor in this Agreement, any other Secured Debt Agreement or in any writing contemplated by or made or delivered pursuant to or in connection with this Agreement or any other Secured Debt Agreement.

(d) If and to the extent that the obligations of any Assignor under this Section 8.1 are unenforceable for any reason, such Assignor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

8.2 Indemnity Obligations Secured by Collateral; Survival. Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Obligations secured by the Collateral. The indemnity obligations (but not the security interests in the “Collateral”) of each Assignor contained in this Article VIII shall continue in full force and effect notwithstanding the full payment of all Obligations, the termination of all Letters of Credit, and notwithstanding the discharge thereof.

ARTICLE IX

DEFINITIONS

The following terms shall have the meanings herein specified. Such definitions shall be equally applicable to the singular and plural forms of the terms defined. Except as otherwise defined in this Article IX, terms used in this Agreement shall have the meaning provided such terms in the Credit Agreement (or, at any time on and after the First Lien Obligations Termination Date, the Credit Agreement as in effect on such date (without giving effect to the termination thereof)).

“Accounts Collateral” shall have the meaning given to such term in the Credit Agreement as in effect on the date of this Agreement.

“Additional Pledged Interests” shall mean, collectively, with respect to each Assignor, (i) all Capital Stock of whatever class of any issuer of Initial Pledged Interests or any interest in any such issuer, together with all rights, privileges, authority and powers of such Assignor relating to such interests in each such issuer or under any Organizational Document of any such issuer, and the certificates, instruments and agreements representing such membership, partnership or other interests and any and all interest of such Assignor in the entries on the books of any financial intermediary pertaining to such membership, partnership or other equity interests from time to time acquired by such Assignor in any manner and (ii) all Capital Stock of each limited liability company, partnership or other entity (other than a corporation) hereafter acquired or formed by such Assignor and all Capital Stock of whatever class of such limited liability company, partnership or other entity, together with all rights, privileges, authority and powers of such Assignor relating to such interests or under any Organizational Document of any such issuer, and the certificates, instruments and agreements representing such membership, partnership or other equity interests and any and all interest of such Assignor in the entries on the books of any financial intermediary pertaining to such membership, partnership or other interests, from time to time acquired by such Assignor in any manner.

“Additional Pledged Shares” shall mean, collectively, with respect to each Assignor, (i) all Capital Stock of whatever class of any issuer of the Initial Pledged Shares or any other equity interest in any such issuer, together with all rights, privileges, authority and powers of such Credit Party relating to such interests issued by any such issuer under any Organizational Document of any such issuer, and the certificates, instruments and agreements representing such interests and any and all interest of such Assignor in the entries on the books of any financial intermediary pertaining to such interests, from time to time acquired by such Assignor in any manner and (ii) all the issued and outstanding shares of Capital Stock of each corporation hereafter acquired or formed by such Assignor of whatever class of such corporation, together with all rights, privileges, authority and powers of such Assignor relating to such Capital Stock or under any Organizational Document of such corporation, and the certificates, instruments and agreements representing such shares and any and all interest of such Assignor in the entries on the books of any financial intermediary pertaining to such shares, from time to time acquired by such Assignor in any manner.

“As-Extracted Collateral” shall mean “as-extracted collateral” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Authorized Representative” shall have the meaning provided in Annex D hereto.

“Bank Creditors” shall mean the “LC Facility Secured Parties” as defined in the Credit Agreement and any other Persons holding First Lien Obligations.

“Business Day” shall mean any day excluding Saturday, Sunday and any day which shall be in the City of New York a legal holiday or a day on which banking institutions are authorized by law to close.

“Cash Collateral Account” shall mean a non-interest-bearing cash collateral account maintained with, and in the sole dominion and control of, the Collateral Agent for the benefit of the Secured Creditors.

“Chattel Paper” shall mean “chattel paper” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York. Without limiting the foregoing, the term “Chattel Paper” shall in any event include all Tangible Chattel Paper and all Electronic Chattel Paper.

“Code” shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

“Commercial Tort Claims” shall mean “commercial tort claims” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Commodity Account” shall mean any “commodity account” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Commodity Intermediary” shall mean any “commodity intermediary” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Contract Rights” shall mean all rights of any Assignor under each Contract, including, without limitation, (i) any and all rights to receive and demand payments under any or all Contracts, (ii) any and all rights to receive and compel performance under any or all Contracts and (iii) any and all other rights, interests and claims now existing or in the future arising in connection with any or all Contracts.

“Contracts” shall mean all contracts between any Assignor and one or more additional parties to the extent the grant by an Assignor of a security interest pursuant to this Agreement in its right, title and interest in any such contract is not validly prohibited by such contract without the consent of any other party thereto or would not give any other party to such contract the right to terminate its obligations thereunder; provided, that the foregoing limitation shall not affect, limit, restrict or impair the grant by an Assignor of a security interest pursuant to this Agreement in any account or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture.

“Copyrights” shall mean any United States or foreign copyright owned by any Assignor now or hereafter, including any registrations of any Copyright in the United States Copyright Office or the equivalent thereof in any foreign country, as well as any application for a United States or foreign copyright registration now or hereafter made with the United States Copyright Office or the equivalent thereof in any foreign jurisdiction by any Assignor.

“Credit Documents” shall mean the “Financing Documents” as defined in the Credit Agreement and shall include any credit documentation executed and delivered in connection with any replacement or refinancing Credit Agreement.

“Default” shall mean any event which, with notice or lapse of time, or both, would constitute an Event of Default.

“Deposit Account Control Agreement” shall mean an agreement in writing, in form and substance satisfactory to the Collateral Agent, by and among such Collateral Agent, an Assignor, and any bank at which any Deposit Account of such Assignor is at any time maintained which provides that such bank will comply with instructions originated by such Collateral Agent directing disposition of the funds in the Deposit Account without further consent by such Credit Party and such other terms and conditions as such Collateral Agent may require.

“Deposit Accounts” shall mean all “deposit accounts” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Distributions” shall mean, collectively, with respect to each Assignor, all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Pledged Securities, from time to time received, receivable or otherwise distributed to such Assignor in respect of or in exchange for any or all of the Pledged Securities or Intercompany Notes.

“Documents” shall mean “documents” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Domain Names” shall mean all Internet domain names and associated URL addresses in or to which any Assignor now or hereafter has any right, title or interest.

“Electronic Chattel Paper” shall mean “electronic chattel paper” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Equipment” shall mean any “equipment” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York now or hereafter owned by any Assignor and, in any event, shall include, but shall not be limited to, all machinery, equipment, furnishings and fixtures now or hereafter owned by any Assignor and any and all additions, substitutions and replacements of any of the foregoing and all accessories thereto, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

“Event of Default” shall mean (i) any Event of Default (or similar term) under, and as defined in, the Credit Agreement, (ii) any payment default in respect of the Obligations (in any such case, after the expiration of any applicable grace period) and (iii) on and after the First Lien Obligations Termination Date, any Event of Default (or similar term) under, and as defined in, the Senior Second Lien Notes Indenture.

“Excluded Accounts” shall mean (i) any Deposit Account used exclusively for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of the Assignors’ employees and (ii) all other Deposit Accounts to the extent such Deposit Accounts do not have an aggregate closing daily balance in excess of $100,000 for any 10 consecutive day period.

“Excluded Collateral” shall mean the following:

(a) any lease, Contract, Permit or General Intangibles which are now or hereafter held by any Assignor as licensee, lessee or otherwise, to the extent that such lease, Contract, Permit or General Intangibles contain a valid prohibition against the granting of a security interest therein (but solely to the extent that any such restriction shall be enforceable under applicable law) which consent shall not have been obtained; provided, however, that Excluded Collateral shall not include any and all proceeds of such Contracts, Permits and General Intangibles to the extent that the assignment or encumbering of such proceeds is not so restricted;

(b) any Equipment or Inventory which are subject to any Permitted Lien to the extent that the terms of the Indebtedness securing such Permitted Lien expressly prohibit assigning or granting any such security interest in the respective Assignor’s rights and obligations thereunder; provided, however, that Excluded Collateral shall not include any and all proceeds of such Equipment or Inventory to the extent that the assignment or encumbering of such proceeds is not so restricted;

(c) any Accounts Collateral; and

(d) the outstanding voting stock in excess of 65% of the voting power of all classes of voting stock of any “controlled foreign corporation” (as defined in Section 957(a) of the Code) entitled to vote.

“First Lien Obligations” shall mean the “LC Facility Obligations” as defined in the Credit Agreement and any obligations in respect of any refinancing of the LC Facility Obligations under any Credit Document.

“First Lien Obligations Termination Date” shall mean that date upon which all First Lien Obligations (other than those arising from indemnities for which no request has been made) have been paid in full in cash in accordance with the terms of the respective Credit Documents and all Commitments and LC Facility Letters of Credit under the Credit Agreement have been terminated.

“General Intangibles” means “general intangibles” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Goods” shall mean “goods” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Health-Care-Insurance Receivable” shall mean any “health-care-insurance receivable” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Indemnitee” shall have the meaning provided in Section 8.1 of this Agreement.

“Initial Pledged Interests” shall mean, with respect to each Assignor, all Capital Stock (other than Capital Stock of an issuer which is a corporation), as applicable, of each issuer described in Schedule 11 annexed to the Perfection Certificate, together with all rights, privileges, authority and powers of such Assignor in and to each such issuer or under any Organizational Document of each such issuer, and the certificates, instruments and agreements representing such Capital Stock and any and all interest of such Assignor in the entries on the books of any financial intermediary pertaining to such Capital Stock.

“Initial Pledged Shares” shall mean, collectively, with respect to each Assignor, the issued and outstanding shares of Capital Stock of each issuer (other than Parent) that is a corporation and described in Schedule 11 annexed to the Perfection Certificate together with all rights, privileges, authority and powers of such Assignor relating to such interests in each such issuer or under any Organizational Document of each such issuer, and the certificates, instruments and agreements representing such Capital Stock and any and all interest of such Assignor in the entries on the books of any financial intermediary pertaining to such Capital Stock.

“Instrument” shall mean “instrument” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Intercompany Notes” shall mean, with respect to each Assignor, all intercompany notes described in Schedule 12 annexed to the Perfection Certificate and intercompany notes hereafter acquired by such Assignor and all certificates, instruments or agreements evidencing such intercompany notes, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof to the extent permitted pursuant to the terms hereof.

“Inventory” shall mean merchandise, inventory and goods, and all additions, substitutions and replacements thereof and all accessions thereto, wherever located, together with all goods, supplies, incidentals, packaging materials, labels, materials and any other items used or usable in manufacturing, processing, packaging or shipping same; in all stages of production — from raw materials through work-in-process to finished goods — and all products and proceeds of whatever sort and wherever located and any portion thereof which may be returned, rejected, reclaimed or repossessed by the Collateral Agent from any Assignor’s customers, and shall specifically include all “inventory” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, now or hereafter owned by any Assignor.

“Investment Property” shall mean “investment property” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Investment Property Control Agreement” shall mean an agreement in writing, in form and substance satisfactory to the Collateral Agent, by and among the Collateral Agent, an Assignor and any Securities Intermediary, Commodity Intermediary or other person who has custody, control or possession of any Investment Property of such Credit Party acknowledging that such Securities Intermediary, Commodity Intermediary or other person has custody, control or possession of such Investment Property on behalf of the Collateral Agent, that it will comply with entitlement orders originated by the Collateral Agent with respect to such Investment Property, or other instructions of the Collateral Agent, or (as the case may be) apply any value distributed on account of any commodity contract as directed by the Collateral Agent, in each case, without the further consent of such Credit Party and including such other terms and conditions as the Collateral Agent may require.

“Letter-of-Credit Rights” shall mean “letter-of-credit rights” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Liens” shall mean any security interest, mortgage, pledge, lien, claim, charge, encumbrance, title retention agreement, lessor’s interest in a financing lease or analogous instrument in, of or on any Assignor’s property.

“Location” shall mean, for any Assignor, such Assignor’s “location” as determined pursuant to Section 9-307 of the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Marks” shall mean all right, title and interest in and to any United States or foreign trademarks, service marks and trade names now held or hereafter acquired by any Assignor, including any registration or application for registration of any trademarks and service marks in the United States Patent and Trademark Office, or the equivalent thereof in any State of the United States or in any foreign country, and any trade dress, including logos, designs, trade names, company names, business names, fictitious business names and other business identifiers used by any Assignor in the United States or any foreign country.

“Motor Vehicle Laws” shall mean all U.S. Federal, state, provincial and local laws, regulations, rules and judicial or agency determinations and orders applicable to the ownership and/or operation of vehicles (including, without limitation, the Rolling Stock), or the business of the transportation of goods by motor vehicle, including, without limitation, laws, regulations, rules and judicial or agency determinations and orders promulgated or administered by the Federal Highway Administration, the Federal Motor Carrier Safety Administration, the National Highway Traffic Safety Administration, the Surface Transportation Board and other state, provincial and local Governmental Authorities with respect to vehicle safety and registration and motor carrier insurance, financial assurance, credit extension, contract carriage, tariff and reporting requirements.

“Obligations” shall mean and include, as to any Assignor, all of the following:

(i) the First Lien Obligations;

(ii) the Senior Second Lien Notes Obligations;

(iii) any and all sums advanced by the Collateral Agent in order to preserve the Collateral or preserve its security interest in the Collateral;

(iv) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations or liabilities of each Assignor referred to in preceding clauses (i) and (ii) after an Event of Default shall have occurred and be continuing, the reasonable expenses of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys’ fees and court costs; and

(v) all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement under Section 8.1 of this Agreement.

It is acknowledged and agreed that the “Obligations” shall include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.

“Patents” shall mean any United States or foreign patent with respect to which any Assignor now or hereafter has any right, title or interest, and any divisions, continuations (including, but not limited to, continuations-in-part) and improvements thereof, as well as any application for a United States or foreign patent now or hereafter made by any Assignor.

“Perfection Certificate” shall mean the Perfection Certificate of Assignors constituting Exhibit A-1 hereto containing material information with respect to Assignors, their business and assets provided by or on behalf of Assignors to Collateral Agent in connection with the preparation of this Agreement as the same shall be supplemented from time to time by a Perfection Certificate Supplement or otherwise.

“Perfection Certificate Supplement” shall mean a certificate supplement in the form of Exhibit A-2 hereto or any other form approved by Collateral Agent.

“Permits” shall mean, to the extent permitted to be assigned by the terms thereof or by applicable law, all licenses, permits, rights, orders, variances, franchises or authorizations (including certificates of need) of or from any governmental authority or agency.

“Permitted Liens” shall mean Liens which are permitted by the Secured Debt Agreements.

“Pledged Interests” shall mean, collectively, the Initial Pledged Interests and the Additional Pledged Interests; provided, however, that the “Pledged Interests” shall not include the voting stock of any Subsidiary of any Assignor which is a first-tier controlled foreign corporation (as defined in Section 957(a) of the Code) representing in excess of 65% of the total voting power of all outstanding voting stock of such Subsidiary. For purposes of the foregoing, “voting stock” shall mean “stock entitled to vote” within the meaning of Treasury Regulation Section 1.956-2(c)(2).

“Pledged Securities” shall mean, collectively, the Pledged Interests, the Pledged Shares and the Successor Interests.

“Pledged Shares” shall mean, collectively, the Initial Pledged Shares and the Additional Pledged Shares; provided, however, that “Pledged Shares” shall not include any voting stock of any Subsidiary of any Assignor which is a first-tier controlled foreign corporation (as defined in Section 957(a) of the Code) representing in excess of 65% of the total voting power of all outstanding voting stock of such Subsidiary. For purposes of the foregoing, “voting stock” shall mean “stock entitled to vote” within the meaning of Treasury Regulation Section 1.956-2(c)(2).

“Proceeds” shall have the meaning provided in the Uniform Commercial Code as in effect in the State of New York on the date hereof or under other relevant law and, in any event, shall include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Collateral Agent or any Assignor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to any Assignor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority) and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Registered Organization” shall have the meaning provided in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Required Secured Creditors” shall mean (i) at all times prior to the occurrence of the Credit Document Obligations Termination Date, the Majority LC Facility Lenders (or, to the extent required by the Credit Agreement, each of the LC Facility Lenders), (ii) at all times on and after the Credit Document Obligations Termination Date, the Senior Second Lien Notes Indenture Trustee acting in accordance with the provisions of the Senior Second Lien Notes Indenture (with the consent of the holders of the requisite percentage of the then outstanding Senior Second Lien Notes Obligations (to the extent such consent is required by the terms of the Senior Second Lien Notes Indenture)).

“Requisite Creditors” shall have the meaning provided in Section 10.2 of this Agreement.

“Rolling Stock” shall mean all trucks, trailers, tractors, service vehicles, automobiles and other registered mobile equipment.

“Second Lien Excluded Collateral” shall mean and include (i) all assets of the Assignors located outside of the United States; (ii) all Capital Stock, notes, instruments, other equity interests and other securities owned or held by the Assignors in any Subsidiary of Parent; and (ii) all Proceeds and products from any and all of the foregoing excluded collateral described in clause (i) and (ii) above.

“Secured Creditors” shall mean, collectively, the Bank Creditors and the Senior Second Lien Notes Creditors.

“Secured Debt Agreements” shall mean and include (i) this Agreement, (ii) the Credit Agreement and the other Credit Documents and (iii) the Senior Second Lien Notes Documents.

“Securities Account” shall mean any “securities account” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Securities Collateral” shall mean, collectively, the Pledged Securities, the Intercompany Notes and the Distributions.

“Securities Intermediary” shall mean any “securities intermediary” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Security Documents” shall mean, collectively, the Security Documents, as such term is defined in the Credit Agreement, and the Security Documents, as such term is defined in the Indenture.

“Senior Second Lien Noteholders” shall have the meaning provided in the recitals to this Agreement.

“Senior Second Lien Notes” shall have the meaning provided in the recitals of this Agreement.

“Senior Second Lien Notes Creditors” shall mean the Senior Second Lien Notes Indenture Trustee and the Senior Second Lien Noteholders.

“Senior Second Lien Notes Documents” shall mean the Senior Second Lien Notes, the Senior Second Lien Notes Indenture and the other documents and instruments executed and delivered with respect to the Senior Second Lien Notes or the Senior Second Lien Notes Indenture, in each case as in effect on the date hereof and as the same may be amended, modified and/or supplemented time to time in accordance with the terms thereof and of the Credit Agreement.

“Senior Second Lien Notes Obligations” shall mean the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), liabilities and indebtedness (including, without limitation, indemnities, fees and expenses of the Senior Second Lien Notes Indenture Trustee and all interest thereon and all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Assignor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such case, proceeding or other action) of such Assignor owing to the Senior Second Lien Notes Creditors, whether now existing or hereafter incurred under, arising out of or in connection with each Senior Second Lien Notes Document to which such Assignor is a party (including, in the case of each Assignor that provides a guaranty in respect of the Senior Second Lien Notes, all such obligations, indebtedness and liabilities under such guaranty) and the due performance and compliance by each Assignor with all of the terms, conditions and agreements contained in each such Senior Second Lien Notes Document.

“Software” shall mean “software” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Successor Interests” shall mean, collectively, with respect to each Assignor, all shares of each class of the capital stock of the successor corporation or interests or certificates of the successor limited liability company, partnership or other entity owned by such Assignor (unless such successor is such Assignor itself) formed by or resulting from any consolidation or merger in which any issuer of Pledged Shares or Pledged Interests is not the surviving entity; provided, however, that the “Successor Interests” shall not include the voting stock of any Subsidiary which is a first-tier controlled foreign corporation (as defined in Section 957(a) of the Code) representing in excess of 65% of the total voting power of all outstanding voting stock of such Subsidiary. For purposes of the foregoing, “voting stock” shall mean “stock entitled to vote” within the meaning of Treasury Regulation Section 1.956-2(c)(2).

“Supporting Obligations” shall mean any “supporting obligation” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, now or hereafter owned by any Assignor, or in which any Assignor has any rights, and, in any event, shall include, but shall not be limited to all of such Assignor’s rights in any Letter-of Credit Right or secondary obligation that supports the payment or performance of, and all security for, any Chattel Paper, Document, General Intangible, Instrument or Investment Property.

“Tangible Chattel Paper” shall mean “tangible chattel paper” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Termination Date” shall have the meaning provided in Section 10.8 of this Agreement.

“Timber-to-be-Cut” shall mean “timber-to-be-cut” as such term is used in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Title Insurance Policies” shall mean, collectively, the Title Insurance Policies, as such term is defined in the Credit Agreement, and the Title Insurance Policies, as such term is defined in the Indenture.

“Trade Secret Rights” shall mean the rights of an Assignor in any Trade Secrets it holds or owns.

“Trade Secrets” shall mean any secretly held existing engineering and other data, information, production procedures and other know-how relating to the design, manufacture, assembly, installation, use, operation, marketing, sale and servicing of any products or business of an Assignor worldwide, whether written or not written.

“Transmitting Utility” shall have the meaning given such term in Section 9-02(a)(80) of the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder from time to time.

“Trustee Obligations” shall mean in the event of any proceeding for the collection or enforcement of any indebtedness, obligations or liabilities of any Assignor in respect of the Senior Second Lien Note Obligations after an Event of Default shall have occurred and be continuing, the indemnities, fees and expenses of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Senior Second Lien Notes Indenture Trustee of its rights, powers or duties under the Senior Second Lien Note Documents, together with reasonable attorneys’ fees and court costs.

ARTICLE X

MISCELLANEOUS

10.1 Notices. Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be deemed to have been duly given or made when delivered to the party to which such notice, request, demand or other communication is required or permitted to be given or made under this Agreement, addressed:

(a)	if to any Assignor, to it:

c/o Clean Harbors, Inc.

1501 Washington Street

Braintree, MA 02184

Attention: Chief Financial Officer

Telephone No.: (617) 849-1800

Telecopy No.: (617) 848-1632

with a copy to:

Davis Malm & D’Agostine, P.C.

One Boston Place

Boston, MA 02108-4470

Attention: C. Michael Malm, Esq.

Telephone No.: 617-367-2500

Telecopy No.: 617-523-6215

(b)	if to the Collateral Agent:

Credit Suisse First Boston

One Madison Avenue

New York, NY 10010

CSFB Loan Services Group, Attention: Carolyn Tee

Telephone No.: (212) 325-9936

Telecopy No.: (212) 325-8304

with a copy to:

Cahill Gordon & Reindel LLP

80 Pine Street

New York, NY 10005

Attention: Susanna M. Suh, Esq.

Telephone No.: 212-701-3000

Telecopy No.: 212-269-5420

(c) if to any Bank Creditor (other than the Collateral Agent), at such address as such Bank Creditor shall have specified in the Credit Agreement; and

(d) if to any other Secured Creditor, (x) to the Authorized Representative for such Secured Creditor or (y) if there is no such Authorized Representative, at such address as such Secured Creditor shall have specified in writing to the Borrower and the Collateral Agent; or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

10.2 Waiver; Amendment; Notice of Acceleration. None of the terms and conditions of this Agreement or any other Security Document may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by each Assignor directly and adversely affected thereby and the Collateral Agent (with the consent of the Required Secured Creditors); provided, that (i) additional Assignors may be added as parties hereto from time to time in accordance with Section 10.13 hereof without the consent of any other Assignor or of the Secured Creditors, and (ii) any change, waiver, modification or variance materially and adversely affecting the rights and benefits of the Senior Second Lien Notes Creditors and not all Secured Creditors in a like or similar manner shall require the written consent of the Requisite Creditors of the Senior Second Lien Notes Creditors as holders of the Senior Second Lien Notes Obligations; provided further, however, that notwithstanding anything to the contrary provided in clause (ii) of the immediately preceding proviso, (x) the Required Secured Creditors may agree to modifications to this Agreement or any other Security Document and, to the extent so agreed, the Collateral Agent shall implement such modifications, for the purpose, among other things, of securing additional extensions of credit (including, without limitation, pursuant to the Credit Agreement or any refinancing or extension thereof) and adding new creditors as “Secured Creditors” hereunder and thereunder and such changes shall not require the written consent of the Senior Second Lien Notes Creditors, so long as such extensions (and resulting addition) do not otherwise give rise to an express violation of the terms of the Senior Second Lien Notes Documents, (y) such clause (ii) shall not apply to any release of Collateral of any Assignor (or the termination of this Agreement or any other Security Document) effected in accordance with the requirements of Section 10.8 of this Agreement or the comparable provisions of the other Security Documents, as the case may be, and (z) any amendment, change, waiver, modification or variance to the extent relating to any Second Lien Excluded Collateral may be made without the prior consent of the Senior Second Lien Notes Creditors. For the purpose of this Agreement and the other Security Documents, the term “Class” shall mean each class of Secured Creditors with outstanding Obligations secured hereby at such time, i.e., whether the Bank Creditors as holders of the First Lien Obligations or the Senior Second Lien Notes Creditors as holders of the Senior Second Lien Notes Obligations. For the purpose of this Agreement and the other Security Documents, the term “Requisite Creditors” of any Class shall mean each of (x) with respect to the First Lien Obligations, the Majority LC Facility Lenders (or all LC Facility Lenders if required pursuant to the Credit Agreement) and (y) with respect to the Senior Second Lien Notes Obligations, the Senior Second Lien Notes Indenture Trustee acting at the direction of the requisite percentage of the holders of the Senior Second Lien Notes Obligations outstanding from time to time (to the extent such direction is required by the terms of the Senior Second Lien Notes Indenture). Notwithstanding anything to the contrary provided in this Agreement, to facilitate the extension of additional permitted secured debt or the permitted refinancing of existing secured debt, the Collateral Agent shall enter into intercreditor, subordination or acknowledgment agreements (which agreements may specify, among other things, (i) that the other permitted secured debt may be secured by the Collateral and be entitled to the benefits of the Security Documents, (ii) the relative priority of the Lien in the Collateral securing such other permitted secured debt, (iii) that the holder of such other permitted secured debt shall be entitled to the same rights and remedies, including rights of foreclosure and voting rights, as the holders of the secured debt being refinanced, (iv) the appointment of a successor Collateral Agent in accordance with Annex D hereto and (v) such other matters as are reasonably requested by the Assignors as may be necessary or desirable to enable the Assignors to receive the practical benefit of the provisions contained in the Credit Documents and in the Senior Second Lien Notes Indenture regarding the ability of the Assignors to incur other Indebtedness secured by a Lien in the Collateral) and/or take such other actions that may be reasonably requested by any Assignor, in connection with securing additional extensions of credit without the consent of the Requisite Creditors of the various Classes, so long as (x) such extensions (and resulting addition) or refinancings which give rise to the need for such intercreditor, subordination or acknowledgment agreements do not otherwise give rise to an express violation of the terms of the Credit Agreement or the Second Lien Notes Documents, (y) such intercreditor, subordination and/or acknowledgment agreements are reasonably required to effect the securing of additional extensions or refinancings of credit and (z) the terms and conditions of such intercreditor, subordination and acknowledgment agreements, as the case may be, are reasonably satisfactory to the Collateral Agent.

10.3 Obligations Absolute. The obligations of each Assignor hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of such Assignor; (b) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Agreement or any other Secured Debt Agreement; (c) any renewal, extension, amendment or modification of or addition or supplement to or deletion from any Secured Debt Agreement or any security for any of the Obligations; (d) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument including, without limitation, this Agreement; (e) any furnishing of any additional security to the Collateral Agent or its assignee or any acceptance thereof or any release of any security by the Collateral Agent or its assignee; or (f) any limitation on any party’s liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; whether or not any Assignor shall have notice or knowledge of any of the foregoing. The rights and remedies of the Collateral Agent herein provided are cumulative and not exclusive of any rights or remedies which the Collateral Agent would otherwise have.

10.4 Successors and Assigns. This Agreement shall be binding upon each Assignor and its successors and assigns and shall inure to the benefit of the Collateral Agent, the other Secured Creditors and their respective successors and assigns; provided, that, except as otherwise permitted by the Secured Debt Agreements, no Assignor may transfer or assign any or all of its rights or obligations hereunder without the prior written consent of the Collateral Agent (with the consent of the Required Secured Creditors). Any Person that becomes a Secured Creditor after the date hereof by its acceptance of any Note, any Senior Second Lien Note or the benefits of this Agreement or any other Security Document, as the case may be, shall be bound by the terms hereof and thereof; it being understood that no Senior Second Lien Noteholder shall have any right to give any direction to the Collateral Agent with respect to any Collateral or take any action or exercise any right of a Secured Creditor under this Agreement or any other Security Documents, with all such directions, actions or rights to be given, taken or exercised, as the case may be, by the Senior Second Lien Notes Indenture Trustee, acting for the benefit of the holders of the Senior Second Lien Notes Obligations, provided that nothing contained in the preceding clause shall be construed to limit the agreements set forth in the last sentence of Section 7.1 hereof. All agreements, statements, representations and warranties made by each Assignor herein or in any certificate or other instrument delivered by such Assignor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Creditors and shall survive the execution and delivery of this Agreement and each other Secured Debt Agreement regardless of any investigation made by the Secured Creditors or on their behalf.

10.5 Headings Descriptive. The headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

10.6 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE ASSIGNORS AND SECURED CREDITORS HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. EACH ASSIGNOR AND EACH SECURED CREDITOR IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER SECURITY DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

10.7 Assignor’s Duties. It is expressly agreed, anything herein contained to the contrary notwithstanding, that each Assignor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and neither the Collateral Agent nor any other Secured Creditor shall have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, nor shall the Collateral Agent or any other Secured Creditor be required or obligated in any manner to perform or fulfill any of the obligations of any Assignor under or with respect to any Collateral.

10.8 Termination; Release. (a) After the Termination Date, this Agreement shall terminate (provided that all indemnities set forth herein including, without limitation, in Section 8.1 hereof and in Section 6 of Annex D hereto shall survive such termination) and the Collateral Agent, at the request and expense of the relevant Assignor, will execute and deliver to such Assignor a proper instrument or instruments (including Uniform Commercial Code termination statements on form UCC-3) acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to such Assignor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Collateral Agent and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement. As used in this Agreement, “Termination Date” shall mean the date upon which (i) the First Lien Obligations Termination Date shall have then (or theretofore) occurred and (ii)

all Senior Second Lien Notes Obligations (other than those arising from indemnities for which no claim has been made) then owing have been paid in full (or been defeased in accordance with the terms of the Senior Second Lien Notes Indenture).

(b) In the event that any part of the Collateral is sold or otherwise disposed of (to a Person other than an Assignor) (x) at any time prior to the First Lien Obligations Termination Date, in connection with a sale or other disposition permitted by the Credit Agreement or is otherwise released at the direction of the Required Secured Creditors or (y) at any time thereafter, in connection with a sale or other disposition permitted by the other Secured Debt Agreements or is otherwise released at the direction of the Required Secured Creditors, and the proceeds of any such sale or disposition or other release are applied in accordance with the terms of the Credit Agreement or such other Secured Debt Agreement, as the case may be, to the extent required to be so applied, such Collateral will be sold, disposed of or released free and clear of the Liens created by this Agreement and the Collateral Agent, at the request and expense of such Assignor, will (i) duly assign, transfer and deliver to such Assignor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold, disposed of or released and as may be in the possession of the Collateral Agent and has not theretofore been released pursuant to this Agreement and/or (ii) execute such releases and discharges in respect of such Collateral as is then being (or has been) so sold, disposed of or released as such Assignor may reasonably request. Notwithstanding the foregoing, prior to the First Lien Obligations Termination Date, any release of any Liens on the Collateral authorized pursuant to the terms of any Credit Document shall be binding upon the Senior Second Lien Notes Creditors; provided, however, that no release of the Senior Second Lien Notes Creditors’ Liens on the Collateral under this Section 10.08(b) shall be made without the consent of the required percentage of holders of the Senior Second Lien Notes in accordance with the Senior Second Lien Notes Indenture if (i) (a) the Collateral to be released is not the subject of a sale or other disposition and (b) such release is being made in connection with or in contemplation of the repayment in full of the First Lien Obligations or (ii) such release is a release of all or substantially all of the Collateral in connection with a transaction that is not expressly permitted by this Agreement (including Section 7 hereof) or the Senior Second Lien Note Documents.

(c) At any time that the respective Assignor desires that Collateral be released as provided in the foregoing Section 10.8(a) or (b), such Assignor shall deliver to the Collateral Agent a certificate signed by an Authorized Officer of such Assignor stating that the release of the respective Collateral is permitted pursuant to Section 10.8(a) or (b) hereof.

(d) The Collateral Agent shall have no liability whatsoever to any other Secured Creditor as the result of any release of Collateral by it in accordance with (or which the Collateral Agent in the absence of gross negligence or willful misconduct believes to be in accordance with) this Section 10.8.

(e) Without limiting the foregoing provisions of this Section 10.8, to the extent applicable following the qualification of the Senior Second Lien Notes Indenture under the Trust Indenture Act (but only insofar as this Agreement applies to the Senior Second Lien Notes Creditors) (i) the Assignors shall comply with Section 314(d) of the Trust Indenture Act in connection with the release of property or Liens hereunder and (ii) the parties hereto agree that if any amendments to this Agreement or any other Security Documents are required in order to comply with the provisions of the Trust Indenture Act, such parties shall cooperate and act in good faith to effect such amendments as promptly as practicable.

10.9 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Collateral Agent.

10.10 The Collateral Agent; Secured Creditor Acknowledgments. (a) The Collateral Agent will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed that the obligations of the Collateral Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement and Annex D hereto. The Collateral Agent shall act hereunder on the terms and conditions set forth in Section 12 of the Credit Agreement and in Annex D hereto, the terms of which shall be deemed incorporated herein by reference as fully as if the same were set forth herein in their entirety. In the event that any provision set forth in Section 12 of the Credit Agreement in respect of the Collateral Agent conflicts with any provision set forth in Annex D hereto, the provisions of Annex D hereto shall govern (except that the LC Facility Lenders shall remain obligated to indemnify the Collateral Agent pursuant to Section 13 of the Credit Agreement, to the extent the Collateral Agent is not indemnified by Secured Creditors pursuant to such Annex D).

(b) In addition to the provisions of clause (a) of this Section 10.10 and the other provisions of this Agreement and the other Security Documents, the Secured Creditors (by their acceptance of the benefits of this Agreement and the other Security Documents) also expressly acknowledge and agree to the other provisions of Annex D hereto.

10.11 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.12 Limited Obligations. (a) It is the desire and intent of each Assignor and the Secured Creditors that this Agreement shall be enforced against each Assignor to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Notwithstanding anything to the contrary contained herein, in furtherance of the foregoing, it is noted that as to each Assignor that is a Subsidiary of the Borrower and which has executed a guaranty of any of the Obligations pursuant to a Secured Debt Agreement, the obligations of such Assignor thereunder are limited to the extent provided therein.

(b) To the extent not otherwise provided in a guaranty given by an Assignor in respect of the Senior Second Lien Notes Obligations, each Assignor (collectively, the “second lien assignors”), the Senior Second Lien Notes Indenture Trustee and each other Senior Second

Lien Notes Creditor hereby confirm that it is the intention of all such Persons that the grant of the security interest hereunder by the second lien assignors with respect to the Senior Second Lien Notes Obligations and the Senior Second Lien Notes Obligations of each such second lien assignor hereunder does not constitute a fraudulent transfer or conveyance for purposes of any bankruptcy law (as hereinafter defined), the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Agreement and the Senior Second Lien Notes Obligations of the second lien assignors hereunder. To effectuate the foregoing intention, the Senior Second Lien Notes Indenture Trustee, the other Senior Second Lien Notes Creditors and the second lien assignors hereby irrevocably agree that the Senior Second Lien Notes Obligations of the second lien assignors hereunder at any time shall be limited to the maximum amount (after taking into account any guaranty of the First Lien Obligations by the second lien assignors) as will result in the Senior Second Lien Notes Obligations of the second lien assignors hereunder not constituting a fraudulent transfer or conveyance. For purposes hereof, “bankruptcy law” means any proceeding of the type referred to in Section 6.01(h) or (i) of the Senior Second Lien Notes Indenture or Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.

10.13 Additional Assignors. It is understood and agreed that any Subsidiary of the Borrower that is required to become a party to this Agreement after the date hereof pursuant to the requirements of the Credit Agreement or the Senior Second Lien Notes Indenture shall become an Assignor hereunder by (x) executing a counterpart hereof and/or an assumption agreement, in each case in form and substance satisfactory to the Collateral Agent, (y) delivering a Perfection Certificate Supplement to the Perfection Certificate so as to cause such Perfection Certificate to be complete and accurate with respect to such additional Assignor on such date and (z) taking all actions as specified in this Agreement, the Credit Agreement and the Senior Second Lien Notes Indenture, in each case with all documents required above to be delivered to the Collateral Agent and with all documents and action required above to be taken to the reasonable satisfaction of the Collateral Agent.

10.14 No Third Party Beneficiaries. This Agreement is entered into solely for the benefit of the parties hereto and their respective successors and assigns and for the benefit of the Secured Creditors from time to time and their respective successors and assigns and, except for the Secured Creditors and their successors and assigns, there shall be no third party beneficiaries hereof, nor shall any Person other than the parties hereto and their respective successors and assigns, and the Secured Creditors and their respective successors and assigns, be entitled to enforce the provisions hereof or have any claims against any party hereto (or any Secured Creditor) or their successors and assigns arising from, or under, this Agreement.

10.15 Trustee’s Disclaimer. Notwithstanding any term herein to the contrary, it is hereby expressly agreed and acknowledged that the agreements set forth herein by the Senior Second Lien Notes Indenture Trustee are made solely in its capacity as Trustee under the Indenture and with respect to the Securities (and not in its individual corporate capacity). The Senior Second Lien Notes Indenture Trustee shall not have any duties, obligations or responsibilities under this Agreement except as expressly set forth herein, and shall have no responsibility or liability for the sufficiency, acceptability, validity or enforceability of any of the terms hereof. Nothing in this Agreement shall be construed to operate as a waiver by the Senior Second Lien

Notes Indenture Trustee, with respect to the Assignors, of the benefit of any exculpatory provisions, presumptions, indemnities, or reliance rights contained in the Indenture, and the Assignors expressly agree that as between themselves and the Senior Second Lien Notes Indenture Trustee, the Senior Second Lien Notes Indenture Trustee shall have such benefit with respect to all actions or omissions by the Senior Second Lien Notes Indenture Trustee pursuant to this Agreement. For all purposes of this Agreement, the Senior Second Lien Notes Indenture Trustee may (a) rely in good faith, as to matters of fact, on any representation of fact believed by the Senior Second Lien Notes Indenture Trustee to be true (without any duty of investigation) and that is contained in a written certificate of any authorized representative of the Assignors, or of the Collateral Agent, (b) rely in good faith, as to matters of law, on any advice received from its legal counsel, and shall have no liability for any action or omission taken in reliance thereon, and (c) assume in good faith (without any duty or investigation), and rely upon, the genuineness, due authority, validity and accuracy of any certificate, instrument, notice, or other document believed by it in good faith to be genuine and presented by the proper person. Nothing in this Agreement shall be construed to limit or foreclose claims of, or payments to, U.S. Bank National Association in its capacity as Trustee under the Indenture with respect to any fees, expenses, costs or indemnities owing to it pursuant to the Indenture arising from or in connection with its service as Trustee thereunder.

*       *       *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

CLEAN HARBORS, INC. ALTAIR DISPOSAL SERVICES, LLC
BATON ROUGE DISPOSAL SERVICES, LLC
BRIDGEPORT DISPOSAL, LLC
CH INTERNATIONAL HOLDINGS, INC.
CLEAN HARBORS ANDOVER, LLC
CLEAN HARBORS ANTIOCH, LLC
CLEAN HARBORS ARAGONITE, LLC
CLEAN HARBORS ARIZONA, LLC
CLEAN HARBORS OF BALTIMORE, INC.
CLEAN HARBORS BATON ROUGE, LLC
CLEAN HARBORS BDT, LLC
CLEAN HARBORS BUTTONWILLOW, LLC
CLEAN HARBORS CHATTANOOGA, LLC
CLEAN HARBORS COFFEVILLE, LLC
CLEAN HARBORS COLFAX, LLC
CLEAN HARBORS DEER PARK, L.P.
CLEAN HARBORS DEER TRAIL, LLC
CLEAN HARBORS DISPOSAL SERVICES, INC.
CLEAN HARBORS FINANCIAL SERVICES COMPANY
CLEAN HARBORS FLORIDA, LLC
CLEAN HARBORS GRASSY MOUNTAIN, LLC
CLEAN HARBORS KANSAS, LLC
CLEAN HARBORS LAPORTE, L.P.
CLEAN HARBORS LAUREL, LLC
CLEAN HARBORS LONE MOUNTAIN, LLC
CLEAN HARBORS LONE STAR CORP.
CLEAN HARBORS LOS ANGELES, LLC
CLEAN HARBORS (MEXICO), INC.
CLEAN HARBORS OF TEXAS, LLC
CLEAN HARBORS PECATONICA, LLC
CLEAN HARBORS PLAQUEMINE, LLC
CLEAN HARBORS PPM, LLC
CLEAN HARBORS REIDSVILLE, LLC
CLEAN HARBORS SAN JOSE, LLC
CLEAN HARBORS TENNESSEE, LLC
CLEAN HARBORS WESTMORLAND, LLC
CLEAN HARBORS WHITE CASTLE, LLC
CROWLEY DISPOSAL, LLC
DISPOSAL PROPERTIES, LLC GSX DISPOSAL, LLC

HARBOR MANAGEMENT CONSULTANTS, INC.
HARBOR INDUSTRIAL SERVICES TEXAS, L.P.
HILLIARD DISPOSAL, LLC
NORTHEAST CASUALTY REAL PROPERTY, LLC
ROEBUCK DISPOSAL, LLC
SAWYER DISPOSAL SERVICES, LLC
SERVICE CHEMICAL, LLC
TULSA DISPOSAL, LLC
CLEAN HARBORS ENVIRONMENTAL SERVICES, INC
CLEAN HARBORS OF BRAINTREE, INC.
CLEAN HARBORS OF NATICK, INC.
CLEAN HARBORS SERVICES, INC.
MURPHY’S WASTE OIL SERVICE INC.
CLEAN HARBORS KINGSTON FACILITY CORPORATION
CLEAN HARBORS OF CONNECTICUT, INC.
SPRING GROVE RESOURCE RECOVERY, INC.,

as Assignors

By:	/S/ STEPHEN MOYNIHAN
Name: STEPHEN MOYNIHAN
Title: SENIOR VICE PRESIDENT

CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands Branch, as Collateral Agent, as Assignee, and as LC Facility Administrative Agent

By:	/S/ JOSEPH ADIPIETRO
Name: JOSEPH ADIPIETRO
Title: DIRECTOR

By:	/S/ CASSANDRA DROOGAN
Name: CASSANDRA DROOGAN
Title: ASSOCIATE

U.S. BANK NATIONAL ASSOCIATION, solely in its capacity as trustee under the Senior Second Lien Notes Indenture for the Senior Second Lien Notes Creditors

By:	/s/ PETER MURPHY
Name: PETER MURPHY
Title: ASSISTANT VICE PRESIDENT

ANNEX A

Form of Copyright Security Agreement

Copyright Security Agreement, dated as of [                    ], by CLEAN HARBORS, INC. (the “Pledgor”), in favor of CREDIT SUISSE FIRST BOSTON, in its capacity as collateral agent pursuant to the Credit Agreement (in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, Pledgor is party to a Security Agreement of even date herewith (the “Security Agreement”) in favor of the Collateral Agent pursuant to which the Pledgor is required to execute and deliver this Copyright Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent, for the benefit of the Secured Parties, to enter into Credit Agreement, the Pledgor hereby agrees with the Collateral Agent as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2. Grant of Security Interest in Copyright Collateral.

(a) Pledgor hereby pledges and grants to the Collateral Agent for the benefit of the Bank Creditors a lien on and security interest in and to all of its right, title and interest in, to and under all the following Collateral:

(1) Copyrights of Pledgor listed on Schedule I attached hereto; and

(2) all Proceeds of any and all of the foregoing (other than Excluded Collateral).

(b) Pledgor hereby pledges and grants to the Collateral Agent for the benefit of the Senior Second Lien Notes Creditors a lien on and security interest in and to all of its right, title and interest in, to and under all the following Collateral:

(1) Copyrights of Pledgor listed on Schedule I attached hereto; and

(2) all Proceeds of any and all of the foregoing (other than Second Lien Excluded Collateral).

SECTION 3. Security Agreement. The security interest granted pursuant to this Copyright Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Security Agreement and the Pledgor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the security interest in the Copyrights made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Copyright Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control unless the Collateral Agent shall otherwise determine.

SECTION 4. Termination. Upon the full performance of the Obligations, the Collateral Agent shall execute, acknowledge and deliver to the Pledgor the proper documents and instruments acknowledging the release of the security interest in the Copyrights and Proceeds thereof under this Copyright Security Agreement.

[signature page follows]

IN WITNESS WHEREOF, Pledgor has caused this Copyright Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

Very truly yours,

CLEAN HARBORS, INC.

By:
Name:
Title:

Accepted and Agreed:

CREDIT SUISSE FIRST BOSTON, as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE I

to

COPYRIGHT SECURITY AGREEMENT

COPYRIGHT REGISTRATIONS AND COPYRIGHT APPLICATIONS

Copyright Registrations:

OWNER	REGISTRATION NUMBER	TITLE

Copyright Applications:

OWNER	TITLE

ANNEX B

Form of Patent Security Agreement

Patent Security Agreement, dated as of [                    ], by CLEAN HARBORS, INC. (the “Pledgor”), in favor of CREDIT SUISSE FIRST BOSTON, in its capacity as collateral agent pursuant to the Credit Agreement (in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, Pledgor is party to a Security Agreement of even date herewith (the “Security Agreement”) in favor of the Collateral Agent pursuant to which the Pledgor is required to execute and deliver this Patent Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent, for the benefit of the Secured Parties, to enter into Credit Agreement, the Pledgor hereby agrees with the Collateral Agent as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2. Grant of Security Interest in Patent Collateral.

(a) Pledgor hereby pledges and grants to the Collateral Agent for the benefit of the Bank Creditors a lien on and security interest in and to all of its right, title and interest in, to and under all the following Collateral:

(1) Patents of Pledgor listed on Schedule I attached hereto; and

(2) all Proceeds of any and all of the foregoing (other than Excluded Collateral).

(b) Pledgor hereby pledges and grants to the Collateral Agent for the benefit of the Senior Second Lien Notes Creditors a lien on and security interest in and to all of its right, title and interest in, to and under all the following Collateral:

(1) Patents of Pledgor listed on Schedule I attached hereto; and

(2) all Proceeds of any and all of the foregoing (other than Second Lien Excluded Collateral).

SECTION 3. Security Agreement. The security interest granted pursuant to this Patent Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Security Agreement and the Pledgor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the security interest in the Patents made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Patent Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control unless the Collateral Agent shall otherwise determine.

SECTION 4. Termination. Upon the full performance of the Obligations, the Collateral Agent shall execute, acknowledge and deliver to the Pledgor the proper documents and instruments acknowledging the release of the security interest in the Patents and Proceeds thereof under this Patent Security Agreement.

[signature page follows]

IN WITNESS WHEREOF, Pledgor has caused this Patent Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

Very truly yours,

CLEAN HARBORS, INC.

By:
Name:
Title:

Accepted and Agreed:

CREDIT SUISSE FIRST BOSTON, as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE I

to

PATENT SECURITY AGREEMENT

PATENT REGISTRATIONS AND PATENT APPLICATIONS

Patent Registrations:

OWNER	REGISTRATION NUMBER	NAME

Patent Applications:

OWNER	APPLICATION NUMBER	NAME

ANNEX C

Form of Trademark Security Agreement

Trademark Security Agreement, dated as of June 30, 2004, by CLEAN HARBORS, INC. (the “Borrower”), CLEAN HARBORS ENVIRONMENTAL SERVICES, INC. and HARBOR MANAGEMENT CONSULTANTS, INC. (each, a “Pledgor”, and together with the Borrower, the “Pledgors”), in favor of CREDIT SUISSE FIRST BOSTON, in its capacity as collateral agent pursuant to the Credit Agreement (in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, Pledgors are party to a Security Agreement of even date herewith (the “Security Agreement”) in favor of the Collateral Agent pursuant to which the Pledgors are required to execute and deliver this Trademark Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent, for the benefit of the Secured Parties, to enter into Credit Agreement, the Pledgors hereby agree with the Collateral Agent as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2. Grant of Security Interest in Trademark Collateral.

(a) Each Pledgor hereby pledges and grants to the Collateral Agent for the benefit of the Bank Creditors a lien on and security interest in and to all of its right, title and interest in, to and under all the following Collateral of such Pledgor:

(1) Trademarks of such Pledgor listed on Schedule I attached hereto;

(2) all Goodwill associated with such Trademarks; and

(3) all Proceeds of any and all of the foregoing (other than Excluded Collateral).

(b) Each Pledgor hereby pledges and grants to the Collateral Agent for the benefit of the Senior Second Lien Notes Creditors a lien on and security interest in and to all of its right, title and interest in, to and under all the following Collateral of such Pledgor:

(1) Trademarks of such Pledgor listed on Schedule I attached hereto;

(2) all Goodwill associated with such Trademarks; and

(3) all Proceeds of any and all of the foregoing (other than Second Lien Excluded Collateral).

SECTION 3. Security Agreement. The security interest granted pursuant to this Trademark Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Security Agreement and the Pledgors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Trademarks made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Trademark Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control unless the Collateral Agent shall otherwise determine.

SECTION 4. Termination. Upon the full performance of the Obligations, the Collateral Agent shall execute, acknowledge and deliver to the Pledgor the proper documents and instruments to evidence the release of the security interest in the Trademarks, Goodwill and Proceeds thereof under this Trademark Security Agreement.

[signature page follows]

IN WITNESS WHEREOF, each Pledgor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

Very truly yours,

CLEAN HARBORS, INC.

By:
Name:
Title:

CLEAN HARBORS ENVIRONMENTAL SERVICES, INC.

By:
Name:
Title:

HARBOR MANAGEMENT CONSULTANTS, INC.

By:
Name:
Title:

Accepted and Agreed:

CREDIT SUISSE FIRST BOSTON, as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

Annex A

Copyright Security Agreement

Copyright Security Agreement, dated as of June 30, 2004, by CLEAN HARBORS, INC. (the “Pledgor”), in favor of CREDIT SUISSE FIRST BOSTON, in its capacity as collateral agent pursuant to the Credit Agreement (in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, Pledgor is party to a Security Agreement of even date herewith (the “Security Agreement”) in favor of the Collateral Agent pursuant to which the Pledgor is required to execute and deliver this Copyright Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent, for the benefit of the Secured Parties, to enter into Credit Agreement, the Pledgor hereby agrees with the Collateral Agent as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2. Grant of Security Interest in Copyright Collateral.

(a) Pledgor hereby pledges and grants to the Collateral Agent for the benefit of the Bank Creditors a lien on and security interest in and to all of its right, title and interest in, to and under all the following Collateral:

(1) Copyrights of Pledgor listed on Schedule I attached hereto; and

(2) all Proceeds of any and all of the foregoing (other than Excluded Collateral).

(b) Pledgor hereby pledges and grants to the Collateral Agent for the benefit of the Senior Second Lien Notes Creditors a lien on and security interest in and to all of its right, title and interest in, to and under all the following Collateral:

(1) Copyrights of Pledgor listed on Schedule I attached hereto; and

(2) all Proceeds of any and all of the foregoing (other than Second Lien Excluded Collateral).

SECTION 3. Security Agreement. The security interest granted pursuant to this Copyright Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Security Agreement and the Pledgor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the security interest in the Copyrights made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Copyright Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control unless the Collateral Agent shall otherwise determine.

SECTION 4. Termination. Upon the full performance of the Obligations, the Collateral Agent shall execute, acknowledge and deliver to the Pledgor the proper documents and instruments acknowledging the release of the security interest in the Copyrights and Proceeds thereof under this Copyright Security Agreement.

[signature page follows]

IN WITNESS WHEREOF, Pledgor has caused this Copyright Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

Very truly yours,

CLEAN HARBORS, INC.

By:
Name:
Title:

Accepted and Agreed:

CREDIT SUISSE FIRST BOSTON, Acting through its Cayman Islands branch as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE I

to

COPYRIGHT SECURITY AGREEMENT

COPYRIGHT REGISTRATIONS AND COPYRIGHT APPLICATIONS

Copyright Registrations:

OWNER	REGISTRATION NUMBER	TITLE
Clean Harbors, Inc.	Txu7479	Rollins Environmental Services Waste Material Data Sheet

Copyright Applications:

OWNER	TITLE

Annex B

Patent Security Agreement

Patent Security Agreement, dated as of June 30, 2004, by CLEAN HARBORS, INC. (the “Pledgor”), in favor of CREDIT SUISSE FIRST BOSTON, in its capacity as collateral agent pursuant to the Credit Agreement (in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, Pledgor is party to a Security Agreement of even date herewith (the “Security Agreement”) in favor of the Collateral Agent pursuant to which the Pledgor is required to execute and deliver this Patent Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent, for the benefit of the Secured Parties, to enter into Credit Agreement, the Pledgor hereby agrees with the Collateral Agent as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2. Grant of Security Interest in Patent Collateral.

(a) Pledgor hereby pledges and grants to the Collateral Agent for the benefit of the Bank Creditors a lien on and security interest in and to all of its right, title and interest in, to and under all the following Collateral:

(1) Patents of Pledgor listed on Schedule I attached hereto; and

(2) all Proceeds of any and all of the foregoing (other than Excluded Collateral).

(b) Pledgor hereby pledges and grants to the Collateral Agent for the benefit of the Senior Second Lien Notes Creditors a lien on and security interest in and to all of its right, title and interest in, to and under all the following Collateral:

(1) Patents of Pledgor listed on Schedule I attached hereto; and

(2) all Proceeds of any and all of the foregoing (other than Second Lien Excluded Collateral).

SECTION 3. Security Agreement. The security interest granted pursuant to this Patent Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Security Agreement and the Pledgor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the security interest in the Patents made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Patent Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control unless the Collateral Agent shall otherwise determine.

SECTION 4. Termination. Upon the full performance of the Obligations, the Collateral Agent shall execute, acknowledge and deliver to the Pledgor the proper documents and instruments acknowledging the release of the security interest in the Patents and Proceeds thereof under this Patent Security Agreement.

[signature page follows]

IN WITNESS WHEREOF, Pledgor has caused this Patent Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

Very truly yours,

CLEAN HARBORS, INC.

By:
Name:
Title:

Accepted and Agreed:

CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands branch as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE I

to

PATENT SECURITY AGREEMENT

PATENT REGISTRATIONS AND PATENT APPLICATIONS

Patent Registrations:

OWNER	REGISTRATION NUMBER	NAME
Clean Harbors, Inc.	5,221,480	Method and Apparatus to Detoxify Aqueous Based Hazardous Waste

Clean Harbors, Inc.	5,312,549	Method and Apparatus for Extracting Organic Liquids from an Organic Liquid Solute/Solvent Mixture

Clean Harbors, Inc.	5,009,266	Method for In Situ Contaminant Extractions from Soil

Clean Harbors, Inc.	4,253,824 & 4,448,138	Incinerating Kiln Devices and Methods of Protecting the Same [1]

Patent Applications:

OWNER	APPLICATION NUMBER	NAME

[1]	Clean Harbors, Inc. has the right to use this patent by virtue of an assignment by Escova [need full legal name]

Annex C

Trademark Security Agreement

Trademark Security Agreement, dated as of June 30, 2004, by CLEAN HARBORS, INC. (the “Borrower”), CLEAN HARBORS ENVIRONMENTAL SERVICES, INC. and HARBOR MANAGEMENT CONSULTANTS, INC. (each, a “Pledgor”, and together with the Borrower, the “Pledgors”), in favor of CREDIT SUISSE FIRST BOSTON, in its capacity as collateral agent pursuant to the Credit Agreement (in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, Pledgors are party to a Security Agreement of even date herewith (the “Security Agreement”) in favor of the Collateral Agent pursuant to which the Pledgors are required to execute and deliver this Trademark Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent, for the benefit of the Secured Parties, to enter into Credit Agreement, the Pledgors hereby agree with the Collateral Agent as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2. Grant of Security Interest in Trademark Collateral.

(a) Each Pledgor hereby pledges and grants to the Collateral Agent for the benefit of the Bank Creditors a lien on and security interest in and to all of its right, title and interest in, to and under all the following Collateral of such Pledgor:

(1) Trademarks of such Pledgor listed on Schedule I attached hereto;

(2) all Goodwill associated with such Trademarks; and

(3) all Proceeds of any and all of the foregoing (other than Excluded Collateral).

(b) Each Pledgor hereby pledges and grants to the Collateral Agent for the benefit of the Senior Second Lien Notes Creditors a lien on and security interest in and to all of its right, title and interest in, to and under all the following Collateral of such Pledgor:

(1) Trademarks of such Pledgor listed on Schedule I attached hereto;

(2) all Goodwill associated with such Trademarks; and

(3) all Proceeds of any and all of the foregoing (other than Second Lien Excluded Collateral).

SECTION 3. Security Agreement. The security interest granted pursuant to this Trademark Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Security Agreement and the Pledgors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Trademarks made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Trademark Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control unless the Collateral Agent shall otherwise determine.

SECTION 4. Termination. Upon the full performance of the Obligations, the Collateral Agent shall execute, acknowledge and deliver to the Pledgor the proper documents and instruments to evidence the release of the security interest in the Trademarks, Goodwill and Proceeds thereof under this Trademark Security Agreement.

[signature page follows]

IN WITNESS WHEREOF, each Pledgor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

Very truly yours,

CLEAN HARBORS, INC.

By:
Name:
Title:

CLEAN HARBORS ENVIRONMENTAL SERVICES, INC.

By:
Name:
Title:

HARBOR MANAGEMENT CONSULTANTS, INC.

By:
Name:
Title:

Accepted and Agreed:

CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands branch as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE I

to

TRADEMARK SECURITY AGREEMENT

TRADEMARK REGISTRATIONS AND TRADEMARK APPLICATIONS

Trademark Registrations:

OWNER	REGISTRATION NUMBER	TRADEMARK
Clean Harbors, Inc.	1,577,006	CLEAN HARBORS

Clean Harbors, Inc.	1,578,328	CLEAN HARBORS & DESIGN

Clean Harbors, Inc.	1,894,484	EARTH ACADEMY

Clean Harbors, Inc.	1,908,234	EARTH ACADEMY & DESIGN

Clean Harbors, Inc.	2,052,342	ROLLINS ENVIRONMENTAL SERVICES

Clean Harbors, Inc.	40,922 (Mass.)	HAZ TRAC

Clean Harbors, Inc.	1,520,147	RES & DESIGN

Clean Harbors Environmental Services, Inc.	2,044,582	CLEANPACK

Clean Harbors Environmental Services, Inc.	2,226,520	CLEANFUELS & DESIGN

Clean Harbors Environmental Services, Inc.	2,155,581	CLEAN EXPRESS

Clean Harbors Environmental Services, Inc.	2,110,627	CLEANLINK

Clean Harbors Environmental Services, Inc.	2,307,897	CHOICE

Clean Harbors Environmental Services, Inc.	2,307,514	CLEANER

Clean Harbors Environmental Services, Inc.	1,720,761	SURECYCLE

Clean Harbors Environmental Services, Inc.	2,472,241	HIS & DESIGN

Clean Harbors Environmental Services, Inc.	2,635,958	HARBOR INDUSTRIAL SERVICES HIS & DESIGN

Clean Harbors Environmental Services, Inc.	2,614,594	CUSTOMPACK

Clean Harbors Environmental Services, Inc.	2,645,326	CLEANHARBORS CLEANPACK

Harbor Management Consultants, Inc.	2,340,368	HARBOR MANAGEMENT CONSULTANTS & DESIGN

Trademark Applications:

OWNER	APPLICATION NUMBER	TRADEMARK

ANNEX D to SECURITY AGREEMENT

THE COLLATERAL AGENT AND

SECURED CREDITOR ACKNOWLEDGMENTS 2

1. Appointment. The Secured Creditors, by their acceptance of the benefits of the Security Agreement to which this Annex D is attached (the “Security Agreement”) hereby irrevocably designate Credit Suisse First Boston, acting through its Cayman Islands Branch (and any successor Collateral Agent) to act as specified herein, therein and in the other Security Documents. Each Secured Creditor hereby irrevocable authorizes, and each holder of any Obligation by the acceptance of such Obligation and by the acceptance of the benefits of the Security Agreement and the other Security Documents shall be deemed irrevocably to authorize, the Collateral Agent to take such action on its behalf under the provisions of the Security Documents and any instruments and agreements referred to therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Collateral Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Collateral Agent may perform any of its duties hereunder or thereunder by or through its authorized agents, sub-agents or employees. The Collateral Agent, for itself and its successors and assigns, hereby accepts such appointment created hereby upon the terms and conditions specified herein.

2. Nature of Duties. (a) The Collateral Agent shall have no duties or responsibilities except those expressly set forth herein or in the respective Security Documents. The duties of the Collateral Agent shall be mechanical and administrative in nature; the Collateral Agent shall not have by reason of this Agreement, any other Credit Document or any other Secured Debt Agreement a fiduciary relationship in respect of any Secured Creditor; and nothing in this Agreement, any other Credit Document or any other Secured Debt Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Collateral Agent any obligations in respect of the Security Documents except as expressly set forth herein and therein.

(b) The Collateral Agent shall not be responsible for insuring the Collateral (which term, for purposes of this Annex D, shall include the “collateral” under all of the Security Documents) or for the payment of taxes, charges or assessments or discharging of Liens upon the collateral or otherwise as to the maintenance of the Collateral.

[2]	Unless otherwise defined herein, all capitalized terms used herein (x) and defined in the Security Agreement, are used herein as therein defined and (y) not defined in the Security Agreement, are used herein as defined in the Credit Agreement referenced in the Security Agreement.

Annex D

(c) The Collateral Agent shall not be required to ascertain or inquire as to the performance by any Assignor of any of the covenants or agreements contained in any Security Document, any other Credit Document or any other Secured Debt Agreement.

(d) The Collateral Agent shall be under no obligation or duty to take any action under, or with respect to, any Security Document if taking such action (i) would subject the Collateral Agent to a tax in any jurisdiction where it is not then subject to a tax or (ii) would require the Collateral Agent to qualify to do business, or obtain any license, in any jurisdiction where it is not then so qualified or licensed or (iii) would subject the Collateral Agent to in personam jurisdiction in any locations where it is not then so subject.

(e) Notwithstanding any other provision of this Annex D, neither the Collateral Agent nor any of its officers, directors, employees, affiliates or agents shall, in its individual capacity, be personally liable for any action taken or omitted to be taken by it in accordance with, or pursuant to this Annex D of, the Security Agreement or any other Security Document, unless caused by its or their own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

(f) Notwithstanding any other provision of any Security Document or this Annex D, the Collateral Agent shall not be responsible or liable for perfecting, or maintaining the priority of, the Liens created pursuant to the Security Documents.

3. Lack of Reliance on the Collateral Agent. Independently and without reliance upon the Collateral Agent, each Secured Creditor, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of each Assignor and its Subsidiaries in connection with the making and the continuance of the Obligations and the taking or not taking of any action in connection therewith, and (ii) its own appraisal of the creditworthiness of each Assignor and its Subsidiaries, and the Collateral Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Secured Creditor with any credit or other information with respect thereto, whether coming into its possession before the extension of any Obligations or the purchase of any Notes or Senior Second Lien Notes or at any time or times thereafter. The Collateral Agent shall not be responsible or liable in any manner whatsoever to any Secured Creditor for the correctness of any recitals, statements, information, representations or warranties herein, in the other Secured Debt Agreements or in any document, certificate or other writing delivered in connection herewith or therewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of any Security Document or the security interests granted thereunder or the financial condition of any Assignor or any Subsidiary of any Assignor or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of any Security Document or any other Secured Debt Agreement, or the financial condition of any Assignor or any Subsidiary of any Assignor, or the existence or possible existence of any Default or Event of Default (or similar term) under any Secured Debt Agreement. The Collateral Agent makes no representations as to the value or condition of the Collateral or any part thereof, or as to the title of any Assignor thereto or as to the security afforded by any Security Document.

Annex D

4. Certain Rights of the Collateral Agent. (a) No Secured Creditor shall have the right to take any action with respect to (or against) any Collateral, or cause the Collateral Agent to take any action with respect to (or against) any Collateral, with only the Required Secured Creditors having the right to direct the Collateral Agent by written instruction in accordance with Section 4(d) hereof to take any such action. Except for actions required to be taken by the Collateral Agent in accordance with the respective Security Documents, if the Collateral Agent shall request instructions from the Required Secured Creditors with respect to any act or action (including failure to act) in connection with any Security Document and the Required Secured Creditors shall fail to instruct the Collateral Agent with respect to any act or action (including failure to act and refrain from acting) in connection with such Security Document, the Collateral Agent shall be entitled to refrain from such act or taking such action unless and until it shall have received express instructions from the Required Secured Creditors and to the extent requested, appropriate indemnification in respect of actions to be taken, and the Collateral Agent shall not incur liability to any Secured Creditor or any other Person by reason of so refraining. Without limiting the foregoing, (x) no Secured Creditor shall have any right of action whatsoever against the Collateral Agent as a result of the Collateral Agent acting or refraining from acting hereunder or under the Security Documents in accordance with the instructions of the Required Secured Creditors or as expressly provided in the Security Documents and (y) without limiting preceding clause (x), the Collateral Agent shall not be liable to any Secured Creditor or any other Person for any action taken or omitted to be taken by it hereunder or under the Security Documents, unless caused by its gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

(b) Notwithstanding anything to the contrary contained herein (and subject to Section 2(f) of this Annex D), the Collateral Agent is authorized, but not obligated, (i) to take any action reasonably required to perfect or continue the perfection of the liens on the Collateral for the benefit of the Secured Creditors and (ii) when instructions from the Required Secured Creditors have been requested by the Collateral Agent but have not yet been received, to take any action which the Collateral Agent, in good faith, believes to be reasonably required to promote and protect the interests of the Secured Creditors in the Collateral; provided that once instructions have been received, the actions of the Collateral Agent shall be governed thereby and the Collateral Agent shall not take any further action which would be contrary thereto.

(c) Notwithstanding anything to the contrary contained herein or in any Security Document, the Collateral Agent shall not be required to take or refrain from taking, and shall have no liability to any Secured Creditor for taking or refraining from taking, any action that exposes or, in the good faith judgment of the Collateral Agent may expose, the Collateral Agent or its officers, directors, agents or employees to personal liability, unless the Collateral Agent shall be adequately indemnified as provided herein or that is, or in the good faith judgment of the Collateral Agent may be, contrary to any Security Document, any other Secured Debt Agreement or applicable law.

Annex D

(d) For purposes of each Security Document, each Secured Creditor shall appoint a Person as such Secured Creditor’s authorized representative (each, an “Authorized Representative”) for the purpose of giving or delivering any notices or instructions thereunder. Any instructions given by the Required Secured Creditors to the Collateral Agent pursuant to the Security Documents shall be in writing signed by the Authorized Representative(s) of the various Secured Creditors comprising the Required Secured Creditors with respect to such instructions and such instructions shall certify to and for the benefit of the Collateral Agent that the Secured Creditors issuing or delivering such instructions constitute the Required Secured Creditors for purposes of this Section 4 and the instructions being delivered. The Collateral Agent shall be entitled to conclusively and absolutely rely on such instructions and certification as to the identity of the Required Secured Creditors with respect to such instructions, and the Collateral Agent shall not be required to take any action, and shall not be liable to any Secured Creditor for failing or refusing to act, pursuant to any instructions which are not given or delivered by the Authorized Representatives of various Secured Creditors comprising the Required Secured Creditors with respect to such instructions. The parties hereto acknowledge that the Authorized Representative of each of the Secured Creditors shall be (x) the Administrative Agent, in the case of the Bank Creditors and (y) the Senior Second Lien Notes Indenture Trustee, in the case of the Senior Second Lien Notes Creditors.

5. Reliance; Interpretation. The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon, any note, writing, resolution, notice, statement, certificate, telex, teletype or telescopes message, cablegram, radiogram, order or other document or telephone message signed, sent or made by the proper Person or entity, and, with respect to all legal matters pertaining hereto or to the Security Documents and its duties thereunder and hereunder, upon advice of counsel selected by it. If, in its good faith judgment, the Collateral Agent reasonably believes that any instructions given or delivered pursuant to any Security Document require judicial interpretation or are invalid or otherwise contrary to the provisions of any Security Document, any other Secured Debt Agreement or applicable law, the Collateral Agent shall have the right to petition a court of competent jurisdiction to determine the validity of, or otherwise interpret, any such instructions. In such event, the Collateral Agent shall not be required to carry out such instructions unless directed to do so, or it is determined that it may do so, by such court.

6. Indemnification. To the extent the Collateral Agent is not reimbursed and indemnified by the Assignors under the Security Documents, the Secured Creditors (other than Senior Second Lien Notes Creditors) will reimburse and indemnify the Collateral Agent, in proportion to their respective outstanding principal amounts (including, for this purpose, the Stated Amount of outstanding Letters of Credit) of Obligations, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent in performing its duties hereunder, or in any way relating to or arising out of its actions as Collateral Agent in respect of the Security Documents except for those resulting solely from the Collateral Agent’s own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). The indemnities set forth in this Section 6 shall survive the repayment of all Obligations, with the

Annex D

respective indemnification at such time to be based upon the outstanding principal amounts (determined as described above) of Obligations at the time of the respective occurrence upon which the claim against the Collateral Agent is based or, if same is not reasonably determinable, based upon the outstanding principal amounts (determined as described above) of Obligations as in effect immediately prior to the termination of the Security Documents. The indemnities set forth in this Section 6 are in addition to any indemnities provided by the Banks to the Collateral Agent pursuant to the Credit Agreement, with the effect being that the Banks shall be responsible for indemnifying the Collateral Agent to the extent the Collateral Agent does not receive payments pursuant to this Section 6 from the Secured Creditors (other than Senior Second Lien Notes Creditors) (although in such event, and upon the payment in full of all such amounts owing to the Collateral Agent by the Banks, the Banks shall be subrogated to any rights of the Collateral Agent to receive payment from the Assignors).

7. The Collateral Agent in its Individual Capacity. With respect to its obligations as a Secured Creditor under any Secured Debt Agreement to which the Collateral Agent is a party, and to act as agent under one or more of such Secured Debt Agreements, the Collateral Agent shall have the rights and powers specified therein and herein for a “Secured Creditor”, and may exercise the same rights and powers as though it were not performing the duties specified herein; and the terms “Secured Creditors”, “Banks”, “Required Banks”, “Other Creditors”, “holders of Notes”, or any similar terms shall, unless the context clearly otherwise indicates, include the Collateral Agent in its individual capacity. The Collateral Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with any Assignor or any Affiliate or Subsidiary of any Assignor as if it were not performing the duties specified herein or in the other Secured Debt Agreements, and may accept fees and other consideration from the Assignors for services in connection with the Credit Agreement, the other Secured Debt Agreements and otherwise without having to account for the same to the Secured Creditors.

8. Holders. The Collateral Agent may deem and treat the payee of any Note or the registered owner of any Senior Second Lien Note as the owner thereof for all purposes hereof unless and until written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Collateral Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note or the registered owner of any Senior Second Lien Note, shall be final and conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or Senior Second Lien Note, or of any Note or Senior Second Lien Note issued in exchange therefor.

9. Resignation, Removal and Appointment of Successor Collateral Agent. (a) The Collateral Agent may resign from the performance of all of its functions and duties hereunder and under the other Security Documents at any time by giving 20 Business Days’ prior written notice to the Borrower and the Authorized Representatives. Such resignation shall take effect upon the appointment of a successor Collateral Agent pursuant to clause (b) or (c) below.

Annex D

(b) If a successor Collateral Agent shall not have been appointed within said 20 Business Day period by the Required Secured Creditors, the Collateral Agent, with the consent (unless an Event of Default shall exist, in which case no such consent shall be required) of the Parent (which consent shall not be unreasonably withheld or delayed) shall then appoint a successor Collateral Agent who shall serve as Collateral Agent hereunder or thereunder until such time, if any, as the Required Secured Creditors appoint a successor Collateral Agent as provided above.

(c) If no successor Collateral Agent has been appointed pursuant to clause (b) above by the 20th Business Day after the date of such notice of resignation was given by the Collateral Agent, as a result of a failure by the Parent to consent to the appointment of such a successor Collateral Agent, (i) the Required Secured Creditors shall then appoint a successor Collateral Agent who shall serve as Collateral Agent hereunder or thereunder or (ii) if the Required Secured Creditors shall have failed to appoint a successor Collateral Agent by the 25th Business Day after the date such notice of resignation was given by the Collateral Agent, the Collateral Agent may appoint (or petition a court of competent jurisdiction to appoint) a successor Collateral Agent who shall serve as Collateral Agent hereunder or thereunder, in either such case until such time, if any, as the Required Secured Creditors appoint a successor Collateral Agent as provided above.

(d) Notwithstanding the foregoing, in connection with a replacement or refinancing of the Credit Agreement and the other Credit Documents related thereto, the requisite lenders under such new Credit Agreement may remove the Collateral Agent and appoint a successor Collateral Agent hereunder on behalf of all Secured Creditors and, in the absence of such removal and appointment by such new lenders, the Parent may so remove and/or appoint such successor Collateral Agent; provided that, the successor Collateral Agent shall be a bank, trust company or other financial institution having capital and retained earnings of at least $1,000,000,000 and shall be a party to the replacement or refinancing Credit Agreement (or an Affiliate of a party thereto). Upon acceptance of any appointment as the successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all of the rights, powers, privileges, duties and obligations of the retiring Collateral Agent hereunder and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder. In this connection, each Secured Creditor shall, if requested by the successor Collateral Agent and, in the case of the Senior Second Lien Notes, without the necessity of obtaining the consent of the holders of Notes, so acknowledge such appointment in writing in form and substance reasonably satisfactory to the successor Collateral Agent.

(e) Notwithstanding anything to the contrary contained herein, after the First Lien Obligations Termination Date, the Required Secured Creditors may remove the Collateral Agent by an instrument in writing executed by the Required Secured Creditors and, thereupon, appoint a successor Collateral Agent designated by the Required Secured Creditors, effective as provided in Section 9(f) below.

(f) The resignation or removal of a Collateral Agent shall become effective only upon the execution and delivery of such documents or instruments as are necessary to

Annex D

transfer the rights and obligations of the Collateral Agent under the Security Documents and the recording or filing of such documents, instruments or financing statements as may be necessary to maintain the priority and perfection of any security interest granted by the Security Documents. Copies of each such document or instrument shall be delivered to each of the Borrower, the Administrative Agent and the Senior Second Lien Notes Indenture Trustee. The appointment of a successor Collateral Agent pursuant to this Section 9 shall become effective upon the acceptance of such appointment (and execution by such successor of the documents, instruments or financing statements referred to above) and such successor Collateral Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent.

(g) After any resignation or removal hereunder of the Collateral Agent, the indemnification provisions specified in this Annex D and in the Security Documents shall continue to inure to its benefit as to any actions taken or omitted to be taken by it in connection with its agency hereunder while it was Collateral Agent.

10. Co-Collateral Agents; Separate Collateral Agents. (a) If at any time or times it shall be necessary or prudent in order to conform to any law of any jurisdiction in which any of the Collateral shall be located, or the Collateral Agent shall be advised by counsel, satisfactory to it, that it is necessary or prudent in the interest of the Collateral Agent or the Secured Creditors, then the Collateral Agent shall be entitled to appoint one or more sub-collateral agents or co-collateral agents, and in such case the Collateral Agent, the Borrower and each of the other Assignors having an interest in the Collateral located in the jurisdiction in which such separate or sub-collateral agent or co-collateral agent is to act shall execute and deliver all instruments and agreements necessary or proper to constitute another bank or trust company, or one or more individuals approved by the Collateral Agent, either to act as co-collateral agent or co-collateral agents jointly with the Collateral Agent originally named herein or any successor or successors, or to act as a separate or sub-collateral agent or agents of the Collateral Agent and the Secured Creditors in respect of any or all of the Collateral. If the Borrower and each of the other Assignors having an interest in the Collateral located in the jurisdiction in which such separate or sub-collateral agent or co-collateral agent is to act shall not have joined in the execution of such instruments or agreements within 10 days after the receipt of a written request from the Collateral Agent so to do, or if a Default or an Event of Default shall be continuing, the Collateral Agent may act under the foregoing provisions of this Section 10 without the concurrence of the Borrower and the other Assignors, and the Borrower and each of the other Assignors hereby irrevocably appoint the Collateral Agent as their agent and attorney to act for them under the foregoing provisions of this Section 10 in either of such contingencies.

(b) Every separate or sub-collateral agent (and all references herein to a “separate collateral agent” shall be deemed to refer also to a “sub-collateral agent” or a “collateral sub-agent”) and every co-collateral agent, other than any collateral agent which may be appointed as successor to any Collateral Agent, shall, to the extent permitted by applicable law, be appointed and act and be such, subject to the following provisions and conditions, namely:

(i) all rights, remedies, powers, duties and obligations conferred upon, reserved to or imposed upon the Collateral Agent in respect of the custody, control and

Annex D

management of monies, papers or securities shall be exercised solely by the Collateral Agent hereunder;

(ii) all rights, remedies, powers, duties and obligations conferred upon, reserved to or imposed upon the Collateral Agent hereunder shall be conferred, reserved or imposed and exercised or performed by the Collateral Agent and such separate collateral agent or separate collateral agents or co-collateral agent or co-collateral agents, jointly or severally, as shall be provided in the instrument appointing such separate collateral agent or separate collateral agents or co-collateral agent or co-collateral agents, except to the extent that, under any law of any jurisdiction in which any particular act or acts are to be performed, the Collateral Agent shall be incompetent or unqualified to perform such act or acts, in which event such rights, remedies, powers, duties and obligations shall be exercised and performed by such separate collateral agent or separate collateral agents or co-collateral agent or co-collateral agents;

(iii) no power given hereby to, or which it is provided hereby may be exercised by, any such separate collateral agent or separate collateral agents or co-collateral agent or co-collateral agents shall be exercised hereunder by such separate collateral agent or separate collateral agents or co-collateral agent or co-collateral agents except (subject to applicable law) jointly with, or with the consent or at the direction in writing of, the Collateral Agent (which direction shall be made in accordance with the provisions of the Security Agreement);

(iv) all provisions of the respective Security Documents relating to the Collateral Agent or to releases of Collateral shall apply to any such separate collateral agent or separate collateral agents or co-collateral agent or co-collateral agents;

(v) no collateral agent constituted under this Section 10 shall be personally liable by reason of any act or omission of any other separate or co-collateral agent or the Collateral Agent hereunder; and

(vi) the Collateral Agent at any time by an instrument in writing, executed by it, may accept the resignation of any such separate collateral agent or co-collateral agent and the Collateral Agent or the Required Secured Creditors may individually or jointly remove any such separate collateral agent or co-collateral agent, and in that case, by an instrument in writing executed by the Collateral Agent or the Required Secured Creditors, as the case may be, and the Collateral Agent or the Required Secured Creditors, as the case may be, may appoint a successor to such separate collateral agent or co-collateral agent, as the case may be, anything herein contained to the contrary notwithstanding. If the Borrower and each of the other Assignors shall not have joined in the execution of any such instrument within 10 days after the receipt of a written request from the Collateral Agent so to do, or if a Default or an Event of Default shall be continuing, the Collateral Agent shall have the power to accept the resignation of or remove any such separate collateral agent or co-collateral agent and to appoint a successor to such separate collateral agent or co-collateral agent, as the case may be, and to execute any such instrument without the concurrence of the Borrower or such other Assignor, and the Borrower and

Annex D

each of the other Assignors hereby irrevocably appoint the Collateral Agent their agent and attorney to act for them in such connection in either of such contingencies. If the Collateral Agent shall have appointed a separate collateral agent or separate collateral agents or co-collateral agent or co-collateral agents as above provided, the Collateral Agent may at any time, by an instrument in writing, accept the resignation of or remove any such separate collateral agent or co-collateral agent, the successor to any such separate collateral agent or co-collateral agent to be appointed by the Borrower and each of the other Assignors and the Collateral Agent, or by the Collateral Agent alone, as hereinabove provided in this Section 10.

11. Acknowledgment of Priorities of Security Interests and Liens. (a) Each of the Secured Creditors acknowledges and agrees (w) to the relative priorities as to the Collateral (and the application of the proceeds therefrom) as provided in the Security Documents (including Section 7.5 of the Security Agreement) and acknowledges and agrees that such priorities (and the application of proceeds from the Collateral) shall not be affected or impaired in any manner whatsoever including, without limitation, on account of (i) the invalidity, irregularity, diminution in value or unenforceability of all or any part of any Secured Debt Agreement or any of the Obligations thereunder, (ii) the actual date and time of creation, execution, delivery, recording, filing, attachment or perfection of any security interests in the Collateral, (iii) any nonperfection of any Lien purportedly securing any of the Obligations (including, without limitation, whether any such Lien is now perfected, hereafter ceases to be perfected, is avoidable by any bankruptcy trustee or otherwise is set aside, invalidated or lapses), (iv) any amendment, change or modification of any Secured Debt Agreement, (v) any impairment, modification, change, exchange, release or subordination of or limitation on, any liability of, or stay of actions or lien enforcement proceedings against, any Assignor, its property, or its estate in bankruptcy resulting from any bankruptcy, arrangement, readjustment, composition, liquidation, rehabilitation, similar proceeding or otherwise involving or affecting any Assignor, (vi) any distribution of the Collateral upon the liquidation or dissolution of any Assignor, or the winding up of the assets or business of any Assignor, (vii) the initiation of any bankruptcy, moratorium, reorganization or other insolvency proceeding with respect to any Assignor or (viii) the taking of possession of any of the Collateral by the Collateral Agent or any of the Secured Creditors, (y) that the grants of security under the Security Documents constitute two separate and distinct grants of security, one in favor of the Collateral Agent for the benefit of the Bank Creditors and the second in favor of the Collateral Agent for the benefit of the Senior Second Lien Notes Creditors and (z) that Senior Second Lien Notes Creditors’ claims against the Assignors in respect of the Collateral constitute second priority claims separate and apart (and of a different class and claim) from the Bank Creditors’ claims against the Assignors in respect of the Collateral.

(b) Each Secured Creditor, by its acceptance of the benefits hereunder and of the Security Documents, hereby agrees for the benefit of the other Secured Creditors that, to the extent any additional or substitute collateral for any of the Obligations of the type covered by the Security Documents delivered by an Assignor to or for the benefit of any Secured Creditor, such collateral shall be subject to the provisions of this Annex D and of the Security Documents.

Annex D

(c) Each of the Secured Creditors hereby agrees not to challenge or question in any proceeding the validity or enforceability of any Security Document (in each case as a whole or any term or provision contained therein) or the validity of any Lien or financing statement in favor of the Collateral Agent for the benefit of the Secured Creditors as provided in the respective Security Document, or the relative priority of any such Lien.

(d) If any Secured Creditor shall acquire by indemnification, subrogation, contract or otherwise (including pursuant to the Security Documents), any lien, estate, right or other interest in, or possession or control of, any of the assets of any Assignor that would otherwise constitute Collateral to secure (or providing security for) the respective Obligations owed to such Secured Creditor, that lien, estate, right or other interest shall, and any such possession or control shall, be held for the benefit of the Secured Creditors under the applicable Security Documents and shall be subject to the relative priorities set forth in the respective Security Documents.

12. Sharing Arrangements. (a) The Secured Creditors hereby agree that the provisions of the Security Documents with respect to allocations, priorities and distributions of proceeds of the Collateral shall prevail notwithstanding any event or circumstance, including, without limitation, in the event that, through the operation of any bankruptcy, reorganization, insolvency or other laws or otherwise, any Secured Creditor’s security interest in the Collateral is avoided in whole or in part or is enforced with respect to some, but not all, of the respective Obligations then outstanding.

(b) The Secured Creditors agree that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with the Security Documents, whether by preference or otherwise, it being understood and agreed that the benefit of any such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in the respective Security Documents.

(c) In the event that any payment or distribution shall be received by any Secured Creditor in a manner that is inconsistent with the provisions of Section 7.5 of the Security Agreement, such payment or distribution shall be held by the respective Secured Creditor for the benefit of, and shall be paid over or delivered to, the respective Secured Creditors entitled thereto for application to such Secured Creditors’ Obligations (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Assignor at the rate provided for in the respective documentation for such Obligations, whether or not a claim for post-petition interest is allowed in any such proceeding) in accordance with Section 7.5 of the Security Agreement.

Annex D

13. Provisions in the Event of Insolvency Proceedings. Without limiting the other provisions of this Annex D, upon the commencement of a case under the Bankruptcy Code by or against any Assignor:

(a) The Security Documents shall remain in full force and effect and enforceable pursuant to their respective terms in accordance with Section 510(a) of the Bankruptcy Code, and all references herein to such Assignor shall be deemed to apply to such entity as debtor-in-possession and to any trustee in bankruptcy for the estate of such entity.

(b) In any such case under the Bankruptcy Code, each Senior Second Lien Notes Creditor agrees not to take any action or vote in any way so as to contest (1) the validity or enforceability of any of the Security Documents or any of the Obligations thereunder, (2) the validity, priority or enforceability of the Liens, mortgages, assignments and security interests granted pursuant to the Security Documents with respect to the First Lien Obligations, or (3) the relative rights and duties of the holders of the First Lien Obligations and the Senior Second Lien Notes Obligations granted and/or established in any Security Document with respect to such Liens, mortgages, assignments, and security interests.

(c) So long as any First Lien Obligations are outstanding, without the express written consent of the Required Secured Creditors, none of the Senior Second Lien Notes Creditors shall (i) with respect to any rights under any Secured Debt Agreement or applicable law, seek in respect of any part of the Collateral or proceeds thereof or any Lien which may exist thereon, any relief from or modification of the automatic stay as provided in Section 362 of the Bankruptcy Code or seek or accept any form of adequate protection under either or both Sections 362 and 363 of the Bankruptcy Code with respect thereto except, with respect to the Senior Second Lien Notes Obligations, to the extent that their receipt of any such adequate protection would not reduce (or would not have the effect of reducing) or adversely affect the adequate protection that the Bank Creditors otherwise would be entitled to receive (it being understood that, in any event, (A) any such adequate protection shall only be afforded to the Senior Second Lien Notes Creditors if the Bank Creditors are satisfied with the adequate protection afforded to the Bank Creditors and (B) the Senior Second Lien Notes Creditors’ receipt of any such adequate protection shall be subject to the application of proceeds Section set forth in Section 7.5 of the Security Agreement), (ii) oppose or object to any Bank Creditor obtaining a Lien or grant of administrative claim in connection with a grant of adequate protection, use of cash collateral or post-petition financing under Section 362, 363 or 364 of the Bankruptcy Code, (iii) oppose or object to the use of cash collateral by an Assignor, (iv) oppose or object to any post-petition financing (including any debtor-in-possession financing) provided by any of the Bank Creditors or provided by a third party pursuant to Section 364 of the Bankruptcy Code (including on a priming basis) on terms acceptable to the Required Secured Creditors, (v) oppose or object to or withhold consent from the disposition of assets by any Assignor under Section 363(b) or (f) of the Bankruptcy Code, (vi) oppose, object to, or vote against any plan of reorganization or disclosure statement the terms of which are consistent with the rights of the Bank Creditors under the Security Documents under which the Liens, mortgages, assignments and security interests and the priority thereof are granted and established, (vii) make an election pursuant to Section 1111(b) of the Bankruptcy Code, (viii) oppose or object to the determination of the extent of any Liens held by any of the Bank Creditors or the value of any claims of Bank Creditors under Section 506(a) of the Bankruptcy Code, or (ix) oppose or object to the payment of interest and expenses under Sections 506(b) and (c) of the Bankruptcy Code.

Annex D

(d) In the event that any of the First Lien Obligations shall be paid in full and subsequently, for whatever reason (including, but not limited to, an order or judgment for disgorgement of a preference under Title 11 of the United Stated Code, or any similar law, or the settlement of any claim in respect thereof), formerly paid or satisfied First Lien Obligations become unpaid or unsatisfied, the terms and conditions of this Annex D shall be fully applicable thereto until all such First Lien Obligations are again paid in full in cash.

14. Special Releases and Waivers. (a) Each Secured Creditor agrees that neither the Collateral Agent nor the Required Secured Creditors (in directing the Collateral Agent to take any action with respect to the Collateral) shall have any duty or obligation to realize first upon any type of Collateral or to sell, dispose of or otherwise liquidate all or any portion of the Collateral in any manner that would maximize the return to any Class of Secured Creditors holding Obligations of any type (whether Credit Document Obligations or Senior Second Lien Notes Obligations), notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by such Class of Secured Creditors from such realization, sale, disposition or liquidation.

(b) Each of the Senior Second Lien Notes Creditors waives any claim which each such Senior Second Lien Notes Creditor may now or hereafter have against the Bank Creditors (or their representatives) arising out of (i) any and all actions which the Collateral Agent or the Bank Creditors take or omit to take (including, without limitation, actions with respect to the creation, perfection or continuation of Liens on the Collateral, actions with respect to the occurrence of an Event of Default, actions with respect to the foreclosure upon, sale, release, or depreciation of, or failure to realize upon, any of the security for the Obligations and actions with respect to the collection of any claim for all or any part of the Obligations from any account debtor, guarantor or any other party) in accordance with the respective Secured Debt Agreements or any other agreement related thereto or to the collection of the Obligations or the valuation, use, protection or release of the security for the Obligation, (ii) the Collateral Agent’s or the Bank Creditors’ election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code and/or (iii) any borrowing of, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code to, any Assignor as debtor-in-possession.

15. Right to Amend, Etc. As between the Bank Creditors on the one hand and the Senior Second Lien Notes Creditors on the other hand, it is agreed that the Bank Creditors may at any time and from time to time, in their sole discretion, and without any obligation to give any notice or receive any consent from any Senior Second Lien Notes Creditor, in its capacity as such, (i) change the manner, place or terms of payment, or change or extend the time of payment of, or renew, alter, refinance, increase or add to the First Lien Obligations, (ii) obtain, release, or dispose of any Collateral for the First Lien Obligations (subject, however, to Sections 10.2 and 10.8 of the Security Agreement), or (iii) amend or supplement in any manner the Security Agreement and the other Credit Documents or any other agreements or instruments evidencing, securing or relating to the First Lien Obligations (subject, however, in the case of the First Lien Obligations, to Section 10.2 of the Security Agreement), and the provisions of this Annex D shall continue in full force and effect with respect to all such First Lien Obligations.

Annex D

16. Nature of Obligations; Post-Petition Interest. Each Senior Second Lien Notes Creditor hereby acknowledges and agrees that (i) the Senior Second Lien Notes Creditor’s claims against the Assignors in respect of the Collateral constitute junior claims separate and apart (and of a different class and claim) from the senior claims of the Bank Creditors against the Assignors in respect of the Collateral and (ii) the First Lien Obligations include all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Assignor at the rate provided for in the respective Secured Debt Agreements governing the same, whether or not a claim for post-petition interest is allowed in any such case, proceeding or other action. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims against the Assignors in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior claims), then each Senior Second Lien Notes Creditor hereby acknowledges and agrees that all distributions pursuant to Section 7.5 of the Security Agreement or otherwise shall be made as if there were separate classes of senior and junior secured claims against the Assignors in respect of the Collateral (with the effect being that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the Senior Second Lien Notes Creditors), the Bank Creditors shall be entitled to receive, in addition to amounts distributed to them in respect of principal, prepetition interest and other claims, all amounts owing in respect of post-petition interest at relevant contract rate (even though such claims may or may not be allowed in whole or in part in the respective bankruptcy, insolvency, reorganization or similar proceeding) before any distribution is made in respect of the claims held by the Senior Second Lien Notes Creditors, with the Senior Second Lien Notes Creditors hereby acknowledging and agreeing to turn over to the holders of the First Lien Obligations all amounts otherwise received or receivable by it to the extent needed to effectuate the intent of this sentence even if such turn-over of amounts has the effect of reducing the amount of the claim of the Senior Second Lien Notes Creditors.

17. Each of the agreements and acknowledgments made by each Secured Creditor is made on behalf of itself and its successors and assigns and is deemed effective by virtue of such Secured Creditors acceptance of the benefits of the Security Agreement and the other Security Documents.

Exhibit A-1

Perfection Certificate

Exhibit A-2

Perfection Certificate Supplement